As filed with the Securities and Exchange Commission on November 16, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

P. H. Glatfelter Company

(Exact name of Registrant as specified in its charter)

Pennsylvania	2621	23-0628360
(State or other jurisdiction of incorporation or organization)	(Primary standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

96 South George Street, Suite 520

York, Pennsylvania 17401

(717) 225-4711

(Address and telephone number of Registrant’s principal executive offices)

John P. Jacunski

Senior Vice President and Chief Financial Officer

P. H. Glatfelter Company

96 South George Street, Suite 520

York, Pennsylvania 17401

(717) 225-4711

(Name, address and telephone number of agent for service)

with a copy to:

Michael Benjamin

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

(212) 848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
5.375% Notes due 2020	$250,000,000	100%	$250,000,000	$34,100
Guarantees of 5.375% Notes due 2020 (2)	—	—	—	—

(1)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2)	Pursuant to Rule 457(n), no registration fee will be paid in connection with the guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name	State or Other Jurisdiction of Incorporation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
PHG Tea Leaves, Inc.	DE	2621	52-2068690
Mollanvick, Inc.	DE	2621	52-2068900
Glatfelter Pulp Wood Company	MD	2621	23-1519556
Glatfelter Holdings, LLC	DE	2621	20-3878695

The information in this prospectus is not complete and may be changed. We may not sell securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is prohibited.

SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2012

PROSPECTUS

OFFER TO EXCHANGE

all outstanding unregistered 5.375% notes due 2020

that were issued on October 3, 2012

($250,000,000 aggregate principal amount)

for

5.375% exchange notes due 2020

that have been registered under the Securities Act of 1933

Fully and unconditionally guaranteed

as to payment of principal and interest

by the subsidiary guarantors

TERMS OF THE EXCHANGE OFFER

This prospectus and accompanying letter of transmittal relate to the proposed offer by P. H. Glatfelter Company to exchange up to $250,000,000 aggregate principal amount of 5.375% exchange notes due 2020, which are registered under the Securities Act of 1933, as amended, for any and all of its unregistered 5.375% notes due 2020 that were issued on October 3, 2012. The exchange notes are guaranteed, on a joint and several basis, as to payment of principal and interest by certain of P. H. Glatfelter Company’s wholly-owned domestic subsidiaries (the “subsidiary guarantors”). The unregistered notes have certain transfer restrictions. The exchange notes will be freely transferable.

•	THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2013, UNLESS WE EXTEND THE OFFER.

•	Tenders of outstanding unregistered notes may be withdrawn at any time before 5:00 p.m. on the date the exchange offer expires.

•	All outstanding unregistered notes that are validly tendered and not validly withdrawn will be exchanged.

•

The terms of the exchange notes to be issued are substantially similar to the unregistered notes, except they are registered under the Securities Act, do not have any transfer restrictions and do not have registration rights or rights to additional interest.

•	The exchange of unregistered notes for exchange notes will not be a taxable event for U.S. federal income tax purposes.

•	P. H. Glatfelter Company will not receive any proceeds from the exchange offer.

•	The exchange notes will not be listed on any exchange.

Please see “Risk Factors” beginning on page 10 for a discussion of certain factors you should consider in connection with the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012.

Each holder of an unregistered note wishing to accept the exchange offer must deliver the unregistered note to be exchanged, together with the letter of transmittal that accompanies this prospectus and any other required documentation, to the exchange agent identified in this prospectus. Alternatively, you may effect a tender of unregistered notes by book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”). All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section called “The Exchange Offer” in this prospectus and in the accompanying letter of transmittal.

If you are a broker-dealer that receives exchange notes for your own account, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act. You may use this prospectus, as we may amend or supplement it in the future, for your resales of exchange notes. We will make this prospectus available to any broker-dealer for use in connection with any such resale for a period of 180 days after the date of consummation of this exchange offer.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. Information incorporated by reference is available without charge to holders of our unregistered 5.375% notes due 2020, issued on October 3, 2012, upon written or oral request to us at P. H. Glatfelter Company, 96 South George Street, Suite 520, York, Pennsylvania 17401, Attention: Investor Relations, telephone number (717) 225-4711. To obtain timely delivery, security holders must request this information no later than five (5) business days before the date they must make their investment decision, which would be                 , 2013.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since these dates.

References to “we,” “us,” “our,” “Glatfelter” and the “Company” are to P. H. Glatfelter Company and its consolidated subsidiaries unless otherwise specified or the context otherwise requires.

Whenever we refer in this prospectus to the 5.375% notes due 2020, issued on October 3, 2012, we will refer to them as the “unregistered notes.” Whenever we refer in this prospectus to the registered 5.375% notes due 2020 offered hereby, we will refer to them as the “exchange notes.” The unregistered notes and the exchange notes are collectively referred to as the “notes.”

PROSPECTUS SUMMARY

This prospectus summary highlights selected information appearing elsewhere in this prospectus and may not contain all of the information that is important to you. You should carefully read this prospectus in its entirety including the documents incorporated by reference.

Our Company

Our Business

Glatfelter began operations in 1864, and today we believe we are one of the world’s leading manufacturers of specialty papers and fiber-based engineered materials. Headquartered in York, Pennsylvania, we own and operate manufacturing facilities located in Pennsylvania, Ohio, Canada, Germany, the United Kingdom, France and the Philippines.

Our three business units manufacture a wide array of specialty papers and fiber-based engineered materials, including:

Specialty Papers with revenues from the sale of papers for carbonless and other forms, book publishing, envelopes and engineered products such as papers for digital imaging, transfer, casting, release, postal, playing card, FDA-compliant food and beverage applications and other niche specialty applications;

Composite Fibers primarily consists of single-serve coffee and tea filtration papers, metallized and self-adhesive labeling papers, composite laminates used for decorative furniture and flooring applications and technical specialties such as battery pasting papers, among others; and

Advanced Airlaid Materials with revenue from the sale of airlaid non-woven fabric-like materials used in feminine hygiene and adult incontinence products, cleaning pads and wipes, food pads, napkins, tablecloths and specialty wipes.

The markets served by the Composite Fibers and Advance Airlaid Materials business units are characterized by attractive growth rates as the result of new and emerging products, changing end-user customer preferences and evolving demographics. Specialty Papers serves more mature market segments, some of which are in decline.

As a result of our strategy to diversify sources of revenue and invest in growth businesses, revenue generated from Composite Fibers and Advanced Airlaid Materials represents an increasingly greater proportion of total revenue.

Our strategies are focused on growing revenues, in part, by leveraging leading positions in key global growth markets including the single-serve coffee and tea markets and the feminine hygiene and adult incontinence markets. To ensure we are best positioned to serve these markets, we have made investments to increase production capacity and service offerings and intend to make additional investments in the future.

Product innovation is a critical component of our business strategy. During 2009, 2010, 2011 and the nine-month period ended September 30, 2012, we invested $8.0 million, $10.4 million, $11.7 million and $8.2 million, respectively, in new product development activities. In each of the past three years, and in the nine-month period ended September 30, 2012, greater than 50% of our net sales were generated from products developed, enhanced or improved within the preceding five-year period.

Other key elements to our success include margin expansion, driven by cost reduction and continuous improvement initiatives, and the generation of strong and reliable cash flows. The strength of our balance sheet and generation of cash flows has allowed us to pursue strategic actions such as the $50 million investment to expand capacity in our Composite Fibers business unit and the $50 million share repurchase program executed in 2011 and 2012. We have a demonstrated ability to establish leading market positions through the successful acquisition and integration of complementary businesses. Since the beginning of 2006, we have successfully completed and integrated four acquisitions. Our acquisition strategy complements our long-term strategy of driving growth in our markets.

We market our products worldwide both through wholesale paper merchants, brokers and agents and directly to our customers. Our net sales were $1,186.4 million for the nine-month period ended September 30, 2012.

Our competitive strengths

Since commencing operations 148 years ago, we believe that Glatfelter has developed into one of the world’s leading manufacturers of specialty papers and fiber-based engineered materials. We believe that the following competitive strengths have contributed to our success:

Leading market positions in growing niche markets. We are a leading supplier of specialty papers and fiber-based engineered materials in the majority of the end-markets we serve. We believe our Composite Fibers unit maintains the global market leadership position in the single-serve coffee and tea markets, as well as the composite laminates market, and we believe we have the second largest market share in Europe for metallized products. In addition, our Advanced Airlaid Materials business continues to be a technology and product innovation leader in technically demanding segments of the airlaid market, most notably the feminine hygiene segment, where we believe that we are the number one supplier worldwide. In our Specialty Papers business unit, our growth rate has successfully outperformed the broader uncoated freesheet market since 2005, and we have maintained our leadership positions in our core specialty niche products.

Increasing exposure to growth markets through a diversified product portfolio. Our manufacturing platform continues to deliver an increasingly diversified product portfolio with leading positions in specific higher-growth segments such as the global food and beverage and hygiene end-markets. The specialized nature of the products we produce for these applications typically achieve higher selling prices than commodity grade paper products.

Significant investment in product development. Our heritage as a customer focused organization ensures that we continually enhance our product offerings through significant investment in new product development. During 2009, 2010, 2011 and the nine-month period ended September 30, 2012, we invested $8.0 million, $10.4 million, $11.7 million and $8.2 million, respectively, in our new product development activities. In each of the past three years, and in the nine-month period ended September 30, 2012, greater than 50% of our net sales were generated from products developed, enhanced or improved within the preceding five-year period.

Flexible operating platforms with global reach. We have established a strong global production platform in core geographies, enhanced by key sales and distribution operations. We believe our operating platform provides flexibility to optimize product mix by shifting production among facilities within each business unit to more closely match output with changing demand trends. For example, we believe that our Advanced Airlaid Materials facilities are among the most modern and flexible airlaid facilities in the world, which allows us to produce at industry leading operating rates. In addition, operating flexibility in our Composite Fiber business unit allows us to scale production quickly in response to increased customer demand globally.

Strong financial performance with attractive cash flow generation. Our net sales increased from $1,184.0 million in 2009 to $1,603.2 million in 2011. During that time we have generated significant cash flow driven by a number of factors, including organic growth, employing continuous improvement methodologies and initiatives to reduce costs and improve efficiencies and strategic acquisitions.

Our business strategy

Our vision is to become the global supplier of choice in specialty papers and engineered products. Our strategies are focused on growing revenues, in part, by leveraging leading positions in key global growth markets including the single-serve coffee and tea markets, as well as the feminine hygiene and adult incontinence markets. To ensure we are best positioned to serve these markets, we have made investments to increase production capacity and service offerings and intend to make additional investments in the future. Certain key elements of our business strategy are outlined below:

Continue to invest in higher-growth global markets. Our growth businesses have strong fundamentals and leading positions that we believe will allow us to organically expand their global footprints. For example, we plan to invest $50 million in our Composite Fibers business to increase capacity to serve the growing single-serve coffee and global tea markets. Additionally, a recently completed expansion of our festooning line in Gatineau, Canada increases our presence in the growing feminine hygiene and adult incontinence markets in the Americas. We believe these investments will help us expand our relationships with existing customers and capitalize on new opportunities in growing markets.

Focus on new product innovation. New products, combined with our flexible asset base allow us to develop next-generation products for key growth markets globally, such as our single-serve coffee and feminine hygiene products. In addition, such products and flexibility enable us to outperform the broader North American uncoated free sheet market. In 2011, our culture of innovation allowed us to generate 54% of our total revenue from products less than five-years old. For example, the Composite Fibers business unit developed the highly specialized filter paper for the initial single-serve coffee platform in Europe and has continued to develop next generation products for new single-serve coffee platforms for other key markets.

Maintain focus on continuous improvement initiatives. A key element to our performance is margin expansion driven by cost reduction and continuous improvement initiatives. We utilize ongoing continuous improvement methodologies, based on concepts from Lean Manufacturing and Six Sigma, to ensure operational efficiencies by focusing on increased productivity, supply-chain synergies, waste reduction, energy efficiencies and higher machine output across our business units.

Maintain a strong balance sheet with conservative capital structure. We are focused on prudent financial management and the maintenance of a conservative capital structure. We intend to maintain a strong balance sheet and preserve our flexibility so that we may pursue strategic opportunities, including strategic acquisitions that will benefit our company.

Company Information

We are incorporated under the laws of the Commonwealth of Pennsylvania. Our executive offices are located at 96 South George Street, Suite 520, York, Pennsylvania 17401. Our telephone number is (717) 225-4711. Our website address is www.glatfelter.com. The information on our website is not part of this prospectus.

Summary of the Exchange Offer

On October 3, 2012, we issued $250 million aggregate principal amount of unregistered 5.375% notes due 2020. The unregistered notes are fully and unconditionally guaranteed, on a joint and several basis, as to payment of principal and interest by each of the subsidiary guarantors. On the same day, we and the initial purchasers of the unregistered notes entered into a registration rights agreement in which we agreed that you, as a holder of unregistered notes, would be entitled to exchange your unregistered notes for exchange notes registered under the Securities Act. This exchange offer is intended to satisfy these rights. After the exchange offer is completed, you will no longer be entitled to any registration rights with respect to the notes. The exchange notes will be our obligation and will be entitled to the benefits of the indenture relating to the notes. The exchange notes will also be fully and unconditionally guaranteed, on a joint and several basis, as to payment of principal and interest by each of the subsidiary guarantors. The form and terms of the exchange notes are identical in all material respects to the form and terms of the unregistered notes, except that:

•	the exchange notes have been registered under the Securities Act and, therefore, will contain no restrictive legends;

•	the exchange notes will not have registration rights; and

•	the exchange notes will not have rights to additional interest.

For additional information on the terms of this exchange offer, see “The Exchange Offer.”

The Exchange Offer	We are offering to exchange any and all of our 5.375% exchange notes due 2020, which have been registered under the Securities Act, for any and all of our outstanding unregistered 5.375% notes due 2020 that were issued on October 3, 2012. As of the date of this prospectus, $250 million in aggregate principal amount of these unregistered 5.375% notes due 2020 are outstanding.

Expiration of the Exchange Offer	The exchange offer will expire at 5:00 p.m., New York City time, on , 2013, unless we decide to extend the exchange offer.

Conditions of the Exchange Offer	We will not be required to accept for exchange any unregistered notes, and may amend or terminate the exchange offer if any of the following conditions or events occurs:

•

the exchange offer or the making of any exchange by a holder of unregistered notes violates applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission (the “SEC”);

•	any action or proceeding shall have been instituted with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; or

•	any laws, rules or regulations or applicable interpretations of the staff of the SEC are issued or promulgated which, in our good faith determination, do not permit us to effect the exchange offer.

We will give oral or written notice of any non-acceptance of the unregistered notes or of any amendment to or termination of the exchange offer to the registered holders of the unregistered notes promptly. We reserve the right to waive any conditions of the exchange offer.

Resale of the Exchange Notes	Based on existing interpretations of the staff of the SEC set forth in several no-action letters issued to third parties unrelated to us, we believe that you can resell and transfer the exchange notes you receive pursuant to this exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	any exchange notes to be received by you will be acquired in the ordinary course of your business;

•	you are not engaged in, do not intend to engage in and have no arrangements or understandings with any person to participate in, the distribution of the unregistered notes or exchange notes;

•

you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of ours, or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our “affiliates” to distribute the exchange notes; and

•	you are not acting on behalf of any person or entity that could not truthfully make these representations.

If you wish to participate in the exchange offer, you must represent to us in writing that these conditions have been met. See “The Exchange Offer—Resale of Exchange Notes.”

If you are a broker-dealer and you will receive exchange notes for your own account in exchange for unregistered notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers.

Accrued Interest on the Exchange Notes and Unregistered Notes	The exchange notes will accrue interest from and including October 3, 2012. We will pay interest on the exchange notes semiannually in arrears on April 15 and October 15 of each year, commencing April 15, 2013.

Holders of unregistered notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest accrued from the date of the last interest payment date that was made in respect of the unregistered notes until the date of the issuance of the exchange notes. Consequently, holders of exchange notes will receive the same interest payments that they would have received had they not accepted the exchange offer.

Procedures for Tendering Unregistered Notes	If you wish to participate in the exchange offer:

•

You must transmit a properly completed and signed letter of transmittal, and all other documents required by the letter of transmittal, to the exchange agent at the address set forth in the letter of transmittal. These materials must be received by the exchange agent before 5:00 p.m., New York City time, on                     , 2013, the expiration date of the exchange offer. You must also provide physical delivery of your unregistered notes to the exchange agent’s address as set forth in the letter of transmittal. The letter of transmittal must also contain the representations you must make to us as described under “The Exchange Offer—Procedures for Tendering”; or

•

You may effect a tender of unregistered notes electronically by book-entry transfer into the exchange agent’s account at DTC. By tendering the unregistered notes by book-entry transfer, you must agree to be bound by the terms of the letter of transmittal.

Special Procedures for Beneficial Owners	If you are a beneficial owner of unregistered notes that are held through a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such unregistered notes, you should contact the registered holder promptly and instruct them to tender your unregistered notes on your behalf.

Guaranteed Delivery Procedures for Unregistered Notes	If you cannot meet the expiration deadline, or you cannot deliver on time your unregistered notes, the letter of transmittal or any other required documentation, or comply on time with DTC’s standard operating procedures for electronic tenders, you may tender your unregistered notes according to the guaranteed delivery procedures set forth under “The Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal Rights	You may withdraw the tender of your unregistered notes at any time prior to 5:00 p.m., New York City time, on , 2013 the expiration date.

Consequences of Failure to Exchange	If you are eligible to participate in this exchange offer and you do not tender your unregistered notes as described in this prospectus, your unregistered notes will continue to be subject to transfer restrictions. As a result of the transfer restrictions and the availability of exchange notes, the market for the unregistered notes is likely to be much less liquid than before this exchange offer. The unregistered notes will, after this exchange offer, bear interest at the same rate as the exchange notes.

Material U.S. Federal Income Tax Considerations	The exchange of the unregistered notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer.

Exchange Agent for Unregistered Notes	U.S. Bank National Association.

Summary Description of the Exchange Notes

The following is a brief summary of some of the terms of the exchange notes. For a more complete description of the terms of the exchange notes, see “Description of Notes” in this prospectus.

Issuer	P. H. Glatfelter Company.

Exchange Notes	$250,000,000 aggregate principal amount of 5.375% exchange notes due 2020.

Maturity Date	October 15, 2020.

Interest	5.375% per annum, payable semi-annually in arrears on April 15 and October 15, beginning April 15, 2013.

Guarantees	The notes will be guaranteed fully and unconditionally, jointly and severally, by certain of our current and future domestic subsidiaries.

Ranking	The notes will be:

•	senior unsecured obligations of the Company;

•	equal in ranking (“pari passu”) with all of our existing and future senior indebtedness; and

•	senior in right of payment to our subordinated indebtedness.

Secured debt that we may incur in the future and all of our other secured obligations in effect from time to time will be effectively senior to the notes to the extent of the value of the assets securing such debt or other obligations. For a more detailed description, see “Description of Notes—Optional Redemption.”

Optional Redemption	Prior to October 15, 2016, we may redeem all, but not less than all, of the notes at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest plus a “make-whole” premium set forth under “Description of the Notes—Optional Redemption.” We may redeem some or all of the notes at any time and from time to time on or after October 15, 2016, at the redemption prices set forth under “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest to the date of redemption.

Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to:

•	incur or guarantee additional indebtedness or issue certain preferred stock;

•	pay dividends on our capital stock or redeem, repurchase or retire our capital stock or subordinated indebtedness;

•	transfer or sell assets;

•	make investments;

•	incur liens and enter into sale/leaseback transactions;

•	enter into transactions with our affiliates; and

•	merge or consolidate with other companies or transfer all or substantially all of our assets.

These covenants are subject to important limitations and exceptions, which are described in this prospectus. For a more detailed description, see “Description of Notes—Certain Covenants.”

Trustee	U.S. Bank National Association.

Listing	The exchange notes will not be listed on an exchange.

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer.

Material U.S. Federal Income Tax Considerations	The exchange of the unregistered notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of risk factors related to our business.

Summary Consolidated Financial Information

You should read the following summary consolidated financial information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, each of which is incorporated by reference herein, and with “Selected Consolidated Financial Data” included elsewhere in this prospectus.

The summary consolidated financial data as of December 31, 2010 and 2011, and for each of the years ended December 31, 2009, 2010 and 2011 in the table are derived from our audited consolidated financial statements incorporated by reference in this prospectus. The summary consolidated financial data as of December 31, 2009 is derived from our audited financial statements not included or incorporated in this prospectus.

The summary unaudited condensed consolidated financial data as of September 30, 2012 and for each of the nine month periods ending September 30, 2011 and September 30, 2012 is derived from the unaudited condensed consolidated financial statements incorporated by reference in this prospectus. The unaudited financial information has been prepared on a basis consistent with our audited consolidated financial statements and, in our opinion, reflects all normal recurring adjustments needed to present fairly our results of operation. The historical results are not necessarily indicative of our future results of operations or financial performance.

	Year ended December 31,			Nine months ended September 30,
	2009	2010	2011	2011	2012
	In thousands, except per share data
Income statement data:
Net Sales	$1,184,010	$1,455,331	$1,603,154	$1,211,249	$1,186,399
Energy and related sales, net	13,332	10,653	9,344	7,887	5,358

Total revenues	1,197,342	1,465,984	1,612,498	1,219,136	1,191,757
Cost of products sold	927,578	1,279,737	1,406,305	1,066,553	1,030,717

Gross profit	269,764	186,247	206,193	152,583	161,040
Selling, general and administrative expenses	110,257	122,111	124,871	94,520	89,460
Gains on dispositions of plant, equipment and timberlands, net	(898)	(453)	(3,950)	(3,902)	(8,471)

Operating income	160,405	64,589	85,272	61,965	80,051
Other nonoperating income (expense):
Interest expense	(19,220)	(25,547)	(31,794)	(19,377)	(12,580)
Interest income	1,886	808	666	491	332
Other–net	75	(6,321)	(3,299)	(405)	295

Total other nonoperating expense	(17,259)	(31,060)	(34,427)	(19,291)	(11,953)

Income before income taxes	143,146	33,529	50,845	42,674	68,098
Income tax provision (benefit)	19,704	(20,905)	8,151	9,721	15,689

Net income	$123,442	$54,434	$42,694	$32,953	$52,409

Earnings per share:
Basic	$2.70	$1.19	$0.94	$0.72	$1.22
Diluted	2.70	1.17	0.93	0.71	1.20
Cash dividend declared per common share	0.36	0.36	0.36	0.27	0.27

	As of December 31,			As of September 30,
	2009	2010	2011	2012
	In thousands
Balance sheet data:
Cash and cash equivalents	$135,420	$95,788	$38,277	$28,322
Working capital (1)	333,946	289,544	211,173	235,482
Total assets	1,190,294	1,341,747	1,136,925	1,184,035
Total debt	254,583	333,022	227,000	219,000
Shareholders’ equity	510,704	552,442	490,404	545,917

(1)	Working capital is defined as current assets less current liabilities.

RISK FACTORS

You should carefully consider the risks described below. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you may lose all or part of your original investment.

Risks Relating to Our Business

Our business and financial performance may be adversely affected by the global economic environment or downturns in the target markets that we serve.

Adverse global economic conditions could impact our target markets, resulting in decreased demand for our products. Our results could be adversely affected if economic conditions weaken or fail to improve. Also, there may be periods during which demand for our products is insufficient to enable us to operate our production facilities in an economical manner. The economic impact may cause customer insolvencies which may result in their inability to satisfy their financial obligations to us. These conditions are beyond our ability to control and may have a significant impact on our sales and results of operations.

The markets for our products are also significantly affected by changes in industry capacity and output levels. There have been periods of supply/demand imbalance in our industry which have caused pulp prices and our products’ selling prices to be volatile. The timing and magnitude of price increases or decreases in these markets have generally varied by region and by product type. A sustained period of weak demand or excess supply would likely adversely affect pulp prices and our products’ selling prices. This could have a material adverse effect on our operating and financial results.

The cost of raw materials and energy used to manufacture our products could increase and the availability of certain raw materials could become constrained.

We require access to sufficient and reasonably priced quantities of pulpwood, purchased pulps, pulp substitutes, abaca fiber, synthetic fibers and certain other raw materials. Our Spring Grove and Chillicothe locations are vertically integrated manufacturing facilities that generate approximately 85% of their annual pulp requirements.

Our Philippine mill purchases abaca fiber to produce abaca pulp, which we use to manufacture our paper for single-serve coffee, tea and technical specialty products at our Gernsbach, Scaër and Lydney facilities. At certain times in the past, the supply of abaca fiber has been constrained due to factors such as weather-related damage to the source crop as well as selection by land owners of alternative uses of land in lieu of fiber-producing activities.

Our Advanced Airlaid Materials business unit requires access to sufficient quantities of fluff pulp, the supply of which is subject to availability of certain softwoods. Softwood availability can be limited by many factors, including weather in regions where softwoods are abundant.

The cost of many of our production materials, including petroleum-based chemicals, and freight charges, are influenced by the cost of oil. In addition, coal is a principal source of fuel for both the Spring Grove and Chillicothe facilities and natural gas is used as a source of fuel for our Chillicothe facility, and the Composite Fibers and Advanced Airlaid Materials business units’ facilities. In addition, our vendors’ liquidity may be impacted by the economy creating supply shortages.

Although we have contractual cost pass-through arrangements with certain customers, we may not be able to fully pass increased raw materials or energy costs on to all customers if the market will not bear the higher price or where existing agreements with our customers limit price increases. If price adjustments significantly trail increases in raw materials or energy prices our operating results could be adversely affected.

Our industry is highly competitive and increased competition could reduce our sales and profitability.

In the past, global industries in which we compete have been adversely affected by capacity exceeding the demand for products and by declining uncoated free sheet demand. As a result, steps have been taken to reduce underperforming capacity. However, slowing demand or increased competition could force us to lower our prices or to offer additional services at a higher cost to us, which could reduce our gross margins and net income. The greater financial resources of certain of our competitors may enable them to commit larger amounts of capital in response to changing market conditions. Certain competitors may also have the ability to develop product or service innovations that could put us at a competitive disadvantage.

Some of the factors that may adversely affect our ability to compete in the markets in which we participate include:

•	the entry of new competitors into the markets we serve, including foreign producers;

•	the willingness of commodity-based producers to enter our markets when they are unable to compete or when demand softens in their traditional markets;

•	the aggressiveness of our competitors’ pricing strategies, which could force us to decrease prices in order to maintain market share;

•	our failure to anticipate and respond to changing customer preferences;

•	the impact of electronic-based substitutes for certain of our products such as carbonless and forms, book publishing and envelope;

•	the impact of replacement or disruptive technologies;

•	changes in end-user preferences;

•	our inability to develop new, improved or enhanced products; and

•	our inability to maintain the cost efficiency of our facilities.

If we cannot effectively compete in the markets in which we operate, our sales and operating results would be adversely affected.

We may not be able to develop new products acceptable to our customers.

Our business strategy is market focused and includes investments in developing new products to meet the changing needs of our customers and to maintain our market share. Our success will depend, in part, on our ability to develop and introduce new and enhanced products that keep pace with introductions by our competitors and changing customer preferences. If we fail to anticipate or respond adequately to these factors, we may lose opportunities for business with both current and potential customers. The success of our new product offerings will depend on several factors, including our ability to:

•	anticipate and properly identify our customers’ needs and industry trends;

•	price our products competitively;

•	develop and commercialize new products and applications in a timely manner;

•	differentiate our products from our competitors’ products; and

•	invest efficiently in research and development activities.

Our inability to develop new products could adversely impact our business and ultimately harm our profitability.

We are subject to substantial costs and potential liability for environmental matters.

We are subject to various environmental laws and regulations that govern our operations, including discharges into the environment, and the handling and disposal of hazardous substances and wastes. We are also subject to laws and regulations that impose liability and clean-up responsibility for releases of hazardous substances into the environment. The Clean Air Act, and similar regulations, could impose significant compliance costs or require significant capital expenditures. To comply with environmental laws and regulations, we have incurred, and will continue to incur, substantial capital and operating expenditures. We anticipate that environmental regulation of our operations will continue to become more burdensome and that capital and operating expenditures necessary to comply with environmental regulations will continue, and perhaps increase, in the future. Because environmental regulations are not consistent worldwide, our ability to compete globally may be adversely affected by capital and operating expenditures required for environmental compliance. In addition, we may incur obligations to remove or mitigate any adverse effects on the environment, such as air and water quality, resulting from mills we operate or have operated. Potential obligations include compensation for the restoration of natural resources, personal injury and property damages.

Despite favorable rulings in the pending Fox River litigation, we continue to have exposure to liability for remediation and other costs related to the presence of polychlorinated biphenyls in the lower Fox River on which our former Neenah, Wisconsin mill was located. There can be no assurance that we will not be required to ultimately pay material amounts to resolve our liability in the Fox River matter. We have financial reserves for environmental matters, including the Fox River site, but we cannot be certain that those reserves will be adequate to provide for future obligations related to these matters, that our share of costs and/or damages for these matters will not exceed our available resources or that such obligations will not have a long-term, material adverse effect on our consolidated financial position, liquidity or results of operations.

Our environmental issues are complicated and should be reviewed in context; please see a more detailed discussion of these matters in Note 22 to our consolidated financial statements for the year ended December 31, 2011, which is included in our annual report on Form 10-K for the year ended December 31, 2011, and Note 14 to our consolidated financial statements for the quarter ended September 30, 2012, which is included in our quarterly report on Form 10-Q for the quarter ended September 30, 2012, and which are each incorporated by reference into this prospectus.

The Advanced Airlaid Materials business unit generates a substantial portion of its revenue from one customer serving the feminine hygiene and home care product markets, the loss of which could have a material adverse effect on our results of operations.

Advanced Airlaid Materials generates the majority of its net sales of feminine hygiene and home care products from one customer. The loss of this significant customer could have a material adverse effect on their operating results. In addition, sales in the feminine hygiene market accounted for 82% of Advanced Airlaid Materials’ net sales in 2011 and sales are concentrated within a small group of large customers. A decline in sales of feminine hygiene products could have a material adverse effect on this unit’s operating results. Customers in the airlaid non-woven fabric material market, including the feminine hygiene market, may also switch to less expensive products, change preferences or otherwise reduce demand for Advanced Airlaid Materials’ products, thus reducing the size of the markets in which it currently sells its products. Any of the foregoing could have a material adverse effect on our financial performance and business prospects.

Our operations may be impaired and we may be exposed to potential losses and liability as a result of natural disasters, acts of terrorism or sabotage or similar events.

Natural disasters, such as earthquakes, flooding or fire, and acts of terrorism or sabotage affecting our operating activities and major facilities could materially and adversely affect our operations, operating results and financial condition. In particular, we own and operate four dams in York County, Pennsylvania that were built to ensure a steady supply of water for the operation of our paper mill in Spring Grove, which is a primary manufacturing location for our envelope papers and engineered products. Each of these dams is classified as “high hazard” by the Commonwealth of Pennsylvania because they are located in close proximity to inhabited areas and sudden failure would endanger occupants or residential, commercial or industrial structures. Failure or breach of any of the dams, including as a result of natural disaster or act of terrorism or sabotage, could cause significant personal injuries and damage to residential and commercial property downstream for which we may be liable. The failure of a dam could also be extremely disruptive and result in damage to or the shutdown of our Spring Grove mill. Any losses or liabilities incurred due to the failure of one of our dams may not be fully covered by our insurance policies or may substantially exceed the limits of our policies, and could materially and adversely affect our operating results and financial condition.

In addition, many of our papermaking operations require a reliable and abundant supply of water. Such mills rely on a local water body or water source for their water needs and, therefore, are particularly impacted by drought conditions or other natural or manmade interruptions to its water supplies. At various times and for differing periods, each of our mills has had to modify operations due to water shortages or low flow conditions in its principal water supplies. Any interruption or curtailment of operations at any of our paper mills due to drought or low flow conditions at the principal water source or another cause could materially and adversely affect our operating results and financial condition.

Our pulp mill in Lanao del Norte on the Island of Mindanao in the Republic of the Philippines is located along the Pacific Rim in the world’s hazard belt. By virtue of its geographic location, this mill is subject to, among other types of natural disasters, floods, droughts, cyclones, typhoons, earthquakes, windstorms and volcanic activity. Moreover, the area of Lanao del Norte has been a target of terrorist activities, including bombings, by suspected members of al-Qaeda-linked Islamist groups in the Philippines, such as the Abu Sayyaf and the Rajah Solaiman Group, and other Islamic militant groups, most notably the Moro Islamic Liberation Front. The most common bomb targets in Lanao del Norte to date have been power transmission towers. Our pulp mill in Mindanao is located in a rural portion of the island and is susceptible to attacks or power interruptions. The Mindanao mill supplies approximately 80% of the abaca pulp that is used by our Composite Fibers business unit to manufacture our paper for single-serve coffee and tea products and certain technical specialties. Any interruption, loss or extended curtailment of operations at our Mindanao mill could materially affect our operating results and financial condition.

We have operations in a potentially politically and economically unstable location.

Our pulp mill in the Philippines is located in a region that is unstable and subject to political unrest. As discussed above, our Philippine pulp mill produces abaca pulp, a significant raw material used by our Composite Fibers business unit, and is currently our main provider of abaca pulp. There are limited suitable alternative sources of readily available abaca pulp in the world. In the event of a disruption in supply from our Philippine mill, there is no guarantee that we could obtain adequate amounts of abaca pulp from alternative sources at a reasonable price or at all. As a consequence, any civil disturbance, unrest, political instability or other event that causes a disruption in supply could limit the availability of abaca pulp and would increase our cost of obtaining abaca pulp. Such occurrences could adversely impact our sales volumes, revenues and operating results.

Our international operations pose certain risks that may adversely impact sales and earnings.

We have significant operations and assets located in Canada, Germany, France, the United Kingdom and the Philippines. Our international sales and operations are subject to a number of special risks, in addition to the risks in our domestic sales and operations, including differing protections of intellectual property, trade barriers, labor unrest, exchange controls, regional economic uncertainty, differing (and possibly more stringent) labor regulation, risk of governmental expropriation, domestic and foreign customs and tariffs, differing regulatory environments, difficulty in managing widespread operations and political instability. These factors may adversely affect our future profits. Also, in some foreign jurisdictions, we may be subject to laws limiting the right and ability of entities organized or operating therein to pay dividends or remit earnings to affiliated companies unless specified conditions are met. Any such limitations would restrict our flexibility in using funds generated in those jurisdictions.

Foreign currency exchange rate fluctuations could adversely affect our results of operations.

As we diversify our business and expand our global footprint, an increasing proportion of our revenue is generated outside of the United States. We also own and operate manufacturing facilities in Canada, Germany, France, the United Kingdom and the Philippines. Currently, the majority of our business is transacted in U.S. dollars; however, an increasing portion of business is transacted in euros, British Pound Sterling, Canadian dollars or Philippine Peso. With respect to the euro, we generate substantially greater cash inflow in this currency than we do outflow. However, with respect to the British Pound Sterling, Canadian dollar, and Philippine Peso, we have greater outflows than inflows of these currencies. As a result of these positions, we are exposed to changes in currency exchange rates. Uncertainty with respect to the ability of certain European countries to continue to service their sovereign debt obligations and actions proposed to restructure such obligations may cause the value of the euro to fluctuate further. In the event that one or more European countries were to replace the euro with another currency, business may be adversely affected until stable exchange rates are established.

Our ability to maintain our products’ price competitiveness is reliant, in part, on the relative strength of the currency in which the product is denominated compared to the currency of the market into which it is sold and the functional currency of our competitors. Changes in the rate of exchange of foreign currencies in relation to the U.S. dollar, and other currencies, may adversely impact our results of operations and our ability to offer products in certain markets at acceptable prices.

An IRS audit of our 2009 tax return could result in a change in the tax treatment of the alternative fuel mixture credits we claimed in 2009, which could have a material adverse effect on our results of operations and financial position.

The U.S. Internal Revenue Code, or the Code, provided a tax credit for companies that used alternative fuel mixtures to produce energy to operate their businesses on or prior to December 31, 2009. During 2009, we registered two of our facilities with the IRS as alternative fuel mixers based on their use of black liquor as an alternative fuel source. For the year ended December 31, 2009, we had substantial alternative fuel mixture credits relating to these facilities. Our results of operations in 2009 included, on a pre-tax basis, $107.8 million of alternative fuel mixture credits, all of which has been used or realized in cash. In the event that the IRS audits our tax return for the year ended December 31, 2009, the IRS may conclude that some or all of the credits claimed are subject to federal income taxes, which would subject us to additional tax liabilities and could have a material adverse effect on our results of operations and financial position.

In the event any of the above risk factors impact our business in a material way or in combination during the same period, we may be unable to generate sufficient cash flow to simultaneously fund our operations, finance capital expenditures, satisfy obligations and make dividend payments on our common stock.

In addition to debt service obligations, our business is capital intensive and requires significant expenditures to support growth strategies, research and development initiatives, environmental compliance and for normal upgrades or replacements. We expect to meet all of our near and long-term cash needs from a combination of operating cash flow, cash and cash equivalents, our existing credit facility and other long-term debt. If we are unable to generate sufficient cash flow from these sources, we could be unable to meet our near and long-term cash needs or make dividend payments.

Risks Relating to Our Indebtedness and the Exchange Notes

Our indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the exchange notes.

We have now and will continue to have, a significant amount of indebtedness. As of September 30, 2012, after giving effect to the issuance of the unregistered notes, the repurchase and redemption of our 7 1/8% Senior Notes due 2016 and the repayment of amounts outstanding under our credit facility, we had:

•	$250.0 million of indebtedness outstanding under the unregistered notes; and

•	no indebtedness outstanding under our credit facility due November 2016.

Our indebtedness could materially and adversely affect us in a number of ways. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the exchange notes;

•	increase our vulnerability to adverse economic and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds, including for future acquisitions, to meet our operating expenses and for other purposes.

In addition, a portion of our debt, including borrowings, if any, under our credit facility due November 2016, bears interest at variable rates. If market interest rates increase, variable-rate debt will create higher debt service requirements, which could adversely affect our cash flow. While we may enter into agreements limiting our exposure to higher interest rates, any such agreements may not offer complete protection from this risk.

Despite our current level of indebtedness, we and our subsidiaries may still be able to incur substantially more debt.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the exchange notes offered hereby and the credit facility due November 2016 do not fully prohibit us from doing so. As of September 30, 2012, we had undrawn availability under the credit facility of $325.8 million. If new debt is added to our current level of indebtedness, the risks associated with our indebtedness discussed above will be increased. See “Description of Other Indebtedness.”

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on, and to refinance, our indebtedness, including the exchange notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors, many of which are beyond our control.

Our business may not generate sufficient cash flow from operations, and we may not have available to us future borrowings in an amount sufficient to enable us to pay our indebtedness, including the exchange notes, or to fund our other liquidity needs. In these circumstances, we may need to refinance all or a portion of our indebtedness, including the exchange notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition at the time;

•	restrictions in the agreements governing our indebtedness, including the indenture governing the exchange notes; and

•	the condition of the financial markets and the industry in which we operate.

As a result, we may not be able to refinance any of our indebtedness, including the exchange notes, on commercially reasonable terms or at all. Without this financing, we could be forced to sell assets to make up for any shortfall in our payment obligations under unfavorable circumstances. The terms of the indenture governing the exchange notes offered hereby and the credit facility due November 2016 limit our ability to sell assets and also restrict the use of proceeds from such a sale. In addition, we may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our obligations, including our obligations under the exchange notes. Any failure to make scheduled payments of interest and principal on our outstanding indebtedness when due would permit the holders of such indebtedness to declare an event of default and accelerate the indebtedness, which in turn could lead to cross-defaults under the instruments governing our other indebtedness, including the indenture governing the exchange notes offered hereby and the credit facility due November 2016.

The agreements that govern the exchange notes offered hereby and our credit facility due November 2016 contain various covenants that limit our discretion in the operation of our business.

The agreements and instruments that govern the exchange notes offered hereby and our credit facility due November 2016 contain various restrictive covenants that, among other things, restrict our ability to:

•	incur more debt;

•	pay dividends, repurchase company stock or make other distributions;

•	make certain investments;

•	create certain liens;

•	enter into transactions with affiliates;

•	make acquisitions;

•	merge or consolidate; and

•	transfer or sell assets.

In addition, the credit facility due November 2016 contains covenants that require us to achieve and maintain certain financial tests or ratios.

Our ability to comply with these covenants is subject to various risks and uncertainties. In addition, events beyond our control could affect our ability to comply with these covenants. A failure to comply with these covenants could result in an event of default under our credit facility due November 2016, which, if not cured or waived, could have a material adverse affect on our business, financial condition and results of operations. In the event of any default under our credit facility due November 2016, the lenders thereunder:

•	will not be required to lend any additional amounts to us;

•	could elect to declare all of our outstanding borrowings, together with accrued and unpaid interest and fees, to be immediately due and payable; and

•	could effectively require us to apply all of our available cash to repay our outstanding borrowings even if they do not accelerate the borrowings,

which actions could result in an event of default under the exchange notes.

If we were unable to repay debt to our secured lenders, these lenders could also proceed against the collateral securing that debt. Even if we are able to comply with all applicable covenants, the restrictions on our ability to manage our business in our sole discretion could harm our business by, among other things, limiting our ability to take advantage of financings, investments, acquisitions and other corporate transactions that may be beneficial to us.

We may not have the ability to raise the funds necessary to finance, and may also be prohibited from making, the change of control offer required by the indenture governing the exchange notes offered hereby and the credit facility due November 2016.

Upon the occurrence of certain defined change of control events, we will be required under the terms of the indenture governing the exchange notes offered hereby to offer to repurchase those respective notes and, under the terms of our credit facility due November 2016, to repay all outstanding indebtedness under that agreement, plus accrued and unpaid interest, if any. We may not have sufficient funds at the time of the change of control to make the required repurchase of notes. In the event a change of control occurs at a time when we are prohibited from purchasing the notes and we are unable to obtain consents from our lenders to repurchase the notes or are unable to refinance such obligations, we may be unable to repurchase the notes. Any failure to repurchase the notes under a change of control situation would constitute an event of default under the indenture governing the notes which may in turn lead to an event of default under our credit facilities or agreements governing our other future indebtedness.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require exchange note holders to return payments received from our subsidiary guarantors.

If a bankruptcy case or lawsuit is initiated by unpaid creditors of any subsidiary guarantor, the debt represented by the guarantees entered into by our subsidiary guarantors may be reviewed under federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to other obligations of a subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for entering into the guarantee; and

•	either:

•	was insolvent or rendered insolvent by reason of entering into a guarantee; or

•	was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay such debts or contingent liabilities as they become due.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

•

the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts or contingent liabilities as they become due.

A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of the exchange notes.

In the event of a finding that a fraudulent conveyance or transfer has occurred, the court may void, or hold unenforceable, the subsidiary guarantees, which could mean that you may not receive any payments under the guarantees and the court may direct you to repay any amounts that you have already received from any subsidiary guarantor to such subsidiary guarantor or a fund for the benefit of such subsidiary guarantor’s creditors. Furthermore, the holders of the notes would cease to have any direct claim against the applicable subsidiary guarantor. Consequently, the applicable subsidiary guarantor’s assets would be applied first to satisfy the applicable subsidiary guarantor’s other liabilities, before any portion of its assets could be applied to the payment of the exchange notes. Sufficient funds to repay the exchange notes may not be available from other sources, including the remaining subsidiary guarantors, if any. Moreover, voiding a subsidiary guarantee could result in an event of default with respect to our and our subsidiary guarantors’ other debt that in turn could result in acceleration of such debt (if not otherwise accelerated due to our or our subsidiary guarantors’ insolvency or other proceeding).

On the basis of historical financial information, recent operating history and other factors, we believe that each subsidiary guarantor, after giving effect to its guarantee of these exchange notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

Each subsidiary guarantee will contain a provision intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer laws or may reduce or eliminate the subsidiary guarantor’s obligation to an amount that effectively makes the guarantee worthless.

We may not have access to the cash flow and other assets of our non-guarantor subsidiaries that may be needed to make payments on the exchange notes.

Although much of our business is conducted through our subsidiaries, not all of our subsidiaries will guarantee the exchange notes. In addition, under certain circumstances our subsidiary guarantors may be released from their guarantees. See “Description of the Exchange Notes—Guarantees.” Accordingly, our ability to make payments on the exchange notes may be or become dependent on the earnings and the distribution of funds from our non-guarantor subsidiaries. Our subsidiaries will be permitted under the terms of the indenture with respect to the exchange notes to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to us. We cannot assure you that the agreements governing the current and future indebtedness of our non-guarantor subsidiaries will permit these subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the exchange notes when due. In addition, to the extent the guarantees of the exchange notes by our subsidiary guarantors may be limited or unenforceable, we may also not be able to access the earnings of those subsidiaries to help service the exchange notes. See “—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require exchange note holders to return payments received from our subsidiary guarantors.”

The exchange notes will be structurally subordinated to all liabilities and claims of creditors of our current and future non-guarantor subsidiaries.

The exchange notes will be structurally subordinated to indebtedness and other liabilities of our non-guarantor subsidiaries, along with any future subsidiaries that do not guarantee the exchange notes. Our foreign subsidiaries (none of which will be guarantors on the exchange date) had aggregate consolidated liabilities, excluding liabilities owing to us or any subsidiary guarantor, as of September 30, 2012, of $133.8 million and revenue for the nine months ended September 30, 2012 of $515.9 million. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us.

The exchange notes will be effectively subordinated to all of our and our subsidiary guarantors’ existing and future secured indebtedness or other obligations to the extent of the value of the assets securing such indebtedness.

The exchange notes are unsecured. The exchange notes will be effectively subordinated to any secured indebtedness or other secured obligations we currently have or may incur in the future, to the extent of the value of the assets that secure such indebtedness or other obligations. As a result, upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our respective property, the holders of our secured debt and other secured obligations will be entitled to be paid in cash, to the extent of the value of the collateral securing such debt or other obligations, before any payment may be made with respect to the notes.

The market price of the exchange notes may be volatile.

The market price of the exchange notes will depend on many factors that may vary over time and some of which are beyond our control including:

•	our financial performance;

•	the amount of indebtedness we have outstanding;

•	market interest rates;

•	the market for similar securities;

•	competition;

•	the size and liquidity of the market for the notes; and

•	general economic conditions.

As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

Any decline in our corporate credit ratings or the rating of the exchange notes could adversely affect the value of the notes.

Any decline in the ratings of our corporate credit or the notes or any indications from the rating agencies that their ratings on our corporate credit or the exchange notes are under surveillance or review with possible negative implications could adversely affect the value of the exchange notes. In addition, a ratings downgrade could adversely affect our ability to access capital.

Risks Relating to the Exchange Offer

If you do not properly tender your unregistered notes, your ability to transfer such outstanding unregistered notes will be adversely affected.

We will only issue exchange notes in exchange for unregistered notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the unregistered notes and you should carefully follow the instructions on how to tender your unregistered notes. None of us, the subsidiary guarantors or the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the unregistered notes. If you do not tender your unregistered notes or if your tender of unregistered notes is not accepted because you did not tender your unregistered notes properly, then, after consummation of the exchange offer, you will continue to hold unregistered notes that are subject to the existing transfer restrictions. After the exchange offer is consummated, if you continue to hold any unregistered notes, you may have difficulty selling them because there will be fewer unregistered notes remaining and the market for such unregistered notes, if any, will be much more limited than it is currently. In particular, the trading market for unexchanged unregistered notes could become more limited than the existing trading market for the unregistered notes and could cease to exist altogether due to the reduction in the amount of the unregistered notes remaining upon consummation of the exchange offer. A more limited trading market might adversely affect the liquidity, market price and price volatility of such untendered unregistered notes.

If you are a broker-dealer or participating in a distribution of the exchange notes, you may be required to deliver prospectuses and comply with other requirements.

If you tender your unregistered notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for unregistered notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes.

There may be no active trading market for the exchange notes, and, if one develops, it may not be liquid.

The exchange notes will constitute new issues of securities for which there is no established trading market. We do not intend to list the exchange notes on any national securities exchange. Although the initial purchaser advised us on the date the unregistered notes were issued that it intended to make a market in the exchange notes, it is not obligated to do so and may discontinue such market making activity at any time without notice. In addition, market making activity will be subject to the limits imposed by the Securities Act, and may be limited during the exchange offer. There can be no assurance as to the development or liquidity of any market for the exchange notes, the ability of the holders to sell their exchange notes or the price at which the holders would be able to sell their exchange notes. Future trading prices of the exchange notes will depend on many factors, including:

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the notes for the exchange notes;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

Historically, the market for non-investment-grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes offered hereby. The market for the exchange notes may be subject to similar disruptions. Any such disruptions may adversely affect the value of your exchange notes.

FORWARD-LOOKING STATEMENTS

All statements other than statements of historical fact included in this prospectus and the documents incorporated by reference including, without limitation, statements regarding our future financial position, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements and involve risks and uncertainties. These statements often include words such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will” or “should” and similar expressions. Forward-looking statements include statements regarding our intentions, beliefs, or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Factors that could cause actual results to differ materially from our expectations include, among others, such things as:

•	variations in demand, including the impact of any unplanned market-related downtime, or variations in product pricing;

•	changes in the cost or availability of raw materials we use, in particular pulpwood, pulp, pulp substitutes, caustic soda and abaca fiber;

•	changes in energy-related costs and commodity raw materials with an energy component;

•	our ability to develop new, high value-added products;

•	the impact of exposure to volatile market-based pricing for sales of excess electricity;

•

the impact of competition, changes in industry production capacity, including the construction of new mills, the closing of mills and incremental changes due to capital expenditures or productivity increases;

•	the gain or loss of significant customers and/or on-going viability of such customers;

•

cost and other effects of environmental compliance, cleanup, damages, remediation or restoration, or personal injury or property damages related thereto, such as the costs of natural resource restoration or damages related to the presence of polychlorinated biphenyls (“PCBs”) in the lower Fox River on which our former Neenah mill was located;

•	risks associated with our international operations, including local economic and political environments and fluctuations in currency exchange rates;

•	geopolitical events, including war and terrorism;

•	disruptions in production and/or increased costs due to labor disputes;

•	the impact of unfavorable outcomes of audits by various state, federal or international tax authorities;

•	enactment of adverse state, federal or foreign tax or other legislation or changes in government policy or regulation;

•	adverse results in litigation in the Fox River matter;

•	our ability to finance, consummate and integrate acquisitions;

•	the cost, and successful design and construction, of the Composite Fibers capacity expansion project;

•

the incurrence of unforeseen costs associated with the repair of equipment and clean-up of the Scaer facility, our ability to supply this facility’s customers, and the coverage provided by insurance; and

•	all other risk factors described in the section entitled “Risk factors.”

These forward-looking statements are made based upon our expectations and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially and adversely from those made in or suggested by the forward-looking statements contained in this prospectus and in the documents incorporated by reference.

You should read carefully the factors described in the “Risk factors” section of this prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

Any forward-looking statements that we make in this prospectus speak only as of their respective dates, and we undertake no obligation to review, revise or update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, and such comparisons should only be viewed as historical in nature.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is information concerning our ratio of earnings to fixed charges. This ratio shows the extent to which our business generates enough earnings after the payment of all expenses other than interest to make required interest payments on our debt.

For the purposes of calculating the ratio of earnings to fixed charges, earnings represent income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense (including capitalized interest) on all indebtedness plus amortization of debt issuance costs and the portion of rental expense that we believe is representative of the interest component of rental expense.

	Year Ended December 31,					Nine Months Ended September 30, 2012
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges	4.1x	4.2x	7.7x	2.2x	2.5x	5.6x

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer. In consideration for issuing the exchange notes contemplated by this prospectus, we will receive unregistered notes in like principal amount. The unregistered notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our indebtedness.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, our long-term debt and our capitalization as of September 30, 2012. You should read this table in conjunction with our audited consolidated financial statements and related notes and our condensed consolidated interim financial statements, each incorporated by reference in this prospectus.

	As of September 30, 2012
	Actual	As Adjusted
	In thousands
Cash and cash equivalents	$28,322	$49,650

Short-term debt	$—	$—
Long-term debt:	—	—
5.375% Senior Notes due 2020	—	250,000
Revolving credit facility due November 2016(1)(2)	19,000	—
7 1/8% Senior Notes due 2016(2)	200,000	—
Shareholders’ equity:
Common stock, $0.01 par value	544	544
Capital in excess of par value	50,936	50,936
Retained earnings(3)	816,529	811,849
Accumulated other comprehensive loss	(154,143)	(154,143)
Treasury stock	(167,949)	(167,949)

Total shareholders’ equity	545,917	541,237

Total capitalization	$764,917	$791,237

(1)	At September 30, 2012, we had $325.8 million available for borrowing under our credit facility. See “Description of Other Indebtedness—Revolving Credit Agreement due November 2016” for a description of the credit facility due November 2016.

(2)

The net proceeds from the unregistered notes issued on October 3, 2012 totaled approximately $246.3 million, after deducting the commissions relating to the offering, and were used to tender and call $200.0 million aggregate principal amount of our outstanding 7 1/8% Senior Notes due 2016 (the “2016 Senior Notes”), plus the payment of the applicable redemption premium and accrued interest. We used the remaining net proceeds to repay amounts outstanding under our credit facility and for general corporate purposes.

(3)	We expect to incur approximately $4.7 million in after-tax charges during the fourth quarter of 2012 relating to fees in connection with the tender offer for our then-outstanding 2016 Senior Notes and the write-off of deferred financing fees for the 2016 Senior Notes.

DESCRIPTION OF OTHER INDEBTEDNESS

Revolving credit agreement due November 2016

Our revolving credit agreement with a consortium of banks (the “Revolving Credit Agreement”) is a multi-currency facility that provides for borrowings up to $350 million and has a maturity of November 21, 2016. For all U.S. dollar denominated borrowings under the Revolving Credit Agreement, the borrowing rate is, at our option, (a) the bank’s base rate which is equal to the greater of (i) the prime rate; (ii) the federal funds rate plus 50 basis points plus an applicable spread ranging from 25 basis points to 125 basis points based on our corporate credit ratings determined by Standard & Poor’s Rating Services and Moody’s Investor Service, Inc. (the “Corporate Credit Rating”); or (iii) the daily euro-rate plus 100 basis points; or (b) the daily euro-rate plus an applicable margin ranging from 125 basis points to 225 basis points based on the Corporate Credit Rating. For non-U.S. dollar denominated borrowings, interest is based on (b) above.

The Revolving Credit Agreement contains a number of customary covenants for financings of this type that, among other things, restrict our ability to dispose of or create liens on assets, incur additional indebtedness, repay other indebtedness, make certain inter-company financing arrangements, make acquisitions and engage in mergers or consolidations. We are also required to comply with specified financial tests and ratios including: (i) maximum net debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”) ratio; (ii) a consolidated EBITDA to interest expense ratio; and (iii) beginning December 31, 2015, a minimum liquidity ratio. A breach of these requirements would give rise to certain remedies under the Revolving Credit Agreement, among which are the termination of the agreement and accelerated repayment of the outstanding borrowings plus accrued and unpaid interest under the credit facility.

SELECTED CONSOLIDATED FINANCIAL DATA

You should read the following selected consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, each of which is incorporated by reference herein.

The following selected consolidated financial data as of December 31, 2010 and 2011, and for each of the years ended December 31, 2009, 2010 and 2011 in the table are derived from our audited consolidated financial statements incorporated by reference in this prospectus. The selected consolidated balance sheet data as of December 31, 2009 is derived from our audited financial statements not included or incorporated in this prospectus. The selected consolidated financial data as of and for the years ended December 31, 2007 and 2008 are derived from our audited consolidated financial statements not included or incorporated in this prospectus.

The selected unaudited condensed consolidated financial information for the nine months ended September 30, 2012 and 2011, and as of September 30, 2012 is derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus. The unaudited financial information has been prepared on a basis consistent with our audited consolidated financial statements and, in our opinion, reflects all normal, recurring adjustments needed to present fairly our results for the periods presented. The historical results are not necessarily indicative of our future results of operations or financial performance.

	Year ended December 31,								Nine months ended September 30,
	2007		2008	2009(2)	2010(3)		2011		2011	2012
	Dollars in thousands, except per share data
Income statement data:
Net sales	$1,148,323		$1,263,850	$1,184,010	$1,455,331		$1,603,154		$1,211,249	$1,186,399
Energy and related sales, net	9,445		9,364	13,332	10,653		9,344		7,877	5,358

Total revenue	1,157,768		1,273,214	1,197,342	1,465,984		1,612,498		1,219,136	1,191,757
Gains on dispositions of plant, equipment and timberlands, net	78,685		18,468	898	453		3,950		3,902	8,471
Net income	63,472	(1)	57,888	123,442	54,434	(4)	42,694	(5)	32,953	52,409
Earnings per share:
Basic	$1.41		$1.28	$2.70	$1.19		$0.94		$0.72	$1.22
Diluted	1.40		1.27	2.70	1.17		0.93		0.71	1.20
Cash dividend declared per common share	0.36		0.36	0.36	0.36		0.36		0.27	0.27
Balance sheet data: (end of period)
Total assets	$1,287,067		$1,057,309	$1,190,294	$1,341,747		$1,136,925		$1,350,027	$1,184,035
Total debt	313,185		313,285	254,583	333,022		227,000		332,741	219,000
Shareholders’ equity	476,068		342,707	510,704	552,442		490,404		558,622	545,917
Other data:
Depreciation, depletion and amortization	$56,001		$60,611	$61,256	$65,839		$69,313		$51,779	$51,123
Capital expenditures	28,960		52,469	26,257	36,491		64,491		44,642	45,027
Net tons sold	799,512		829,354	818,905	927,853		960,915		726,929	724,217

(1)	During 2007, we recorded a $16.0 million after-tax charge to increase our reserve for the Fox River environmental matter.

(2)	During 2009, we recognized $107.8 million of alternative fuel mixture credits, all of which were recorded as a reduction to cost of products sold.

(3)	The information set forth above for 2010 includes the financial information for Concert Industries Corp. prospectively from the February 12, 2010 acquisition date.

(4)	During 2010, net income included a $23.2 million tax benefit from cellulosic biofuel production credits.

(5)	During 2011, we recorded after-tax charges totaling $6.1 million related to the write-off of unamortized deferred issuance costs and original issue discount and the redemption premium in connection with the early redemption of $100.0 million of bonds.

THE EXCHANGE OFFER

Purpose and Effect of Exchange Offer; Registration Rights

We sold the unregistered notes to J.P. Morgan Securities LLC, HSBC Securities (USA) Inc., PNC Capital Markets LLC and RBS Securities Inc., as initial purchasers, pursuant to a purchase agreement dated September 21, 2012. The initial purchasers resold the unregistered notes in reliance on Rule 144A and Regulation S under the Securities Act. In connection with the sale of the unregistered notes, we entered into a registration rights agreement with J.P. Morgan Securities LLC, as representative of the initial purchasers.

Under the registration rights agreement we agreed:

(1) within 120 days after the date on which the unregistered notes were issued, to file a registration statement with the SEC with respect to the exchange offer to exchange the unregistered notes for exchange notes of the Company identical in all material respects to the unregistered notes (except that the exchange notes will not contain terms with respect to transfer restrictions);

(2) to use our reasonable best efforts to cause the registration statement to be declared effective under the Securities Act within 240 days after the date on which the unregistered notes were issued;

(3) as soon as practicable after the effectiveness of the registration statement to offer the exchange notes in exchange for surrender of the unregistered notes; and

(4) to use our reasonable best efforts to keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the notes.

For each unregistered note validly tendered to us and not withdrawn pursuant to the exchange offer, we will issue to the holder of such unregistered note an exchange note having a principal amount equal to that of the surrendered unregistered note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the unregistered note surrendered in exchange therefor, or, if no interest has been paid on such unregistered note, from the date of its original issue.

Under existing SEC interpretations, the exchange notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the exchange notes represents to us in the exchange offer that it is acquiring the exchange notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the exchange notes and that it is not an affiliate of the Company, as such terms are interpreted by the SEC; provided, however, that broker-dealers receiving exchange notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such exchange notes. The SEC has taken the position that such participating broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of the unregistered notes) with the prospectus contained in the registration statement.

Under the registration rights agreement, the Company is required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the registration statement in connection with the resale of the exchange notes for 180 days following the effective date of such registration statement (or such shorter period during which Participating Broker-Dealers are required by law to deliver such prospectus).

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of unregistered notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities laws or blue sky laws of such jurisdiction.

If a holder is eligible to participate in this exchange offer and does not tender its unregistered notes as described in this prospectus, such holder will not have any further registration rights. In that case, the unregistered notes of such holder will continue to be subject to restrictions on transfer under the Securities Act.

Shelf Registration

In the registration rights agreement, we agreed to file a shelf registration statement in certain circumstances, including if:

(1) applicable interpretations of the staff of the SEC do not permit us to effect such an exchange offer;

(2) for any other reason we do not consummate the exchange offer within 300 days of the date on which the unregistered shares are issued;

(3) an initial purchaser shall notify us following consummation of the exchange offer that unregistered notes held by it are not eligible to be exchanged for exchange notes in the exchange offer; or

(4) certain holders are prohibited by law or SEC policy from participating in the exchange offer or may not resell the exchange notes acquired by them in the exchange offer to the public without delivering a prospectus.

If a shelf registration is required, we will:

(1) promptly file a shelf registration statement with the SEC covering resale of the unregistered notes or the exchange notes, as the case may be;

(2) (A) in the case of clause (1) immediately above, use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to the 180th day after the date on which the unregistered notes were issued and (B) in the case of clause (2), (3) or (4) above, use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to the 40th day after the date on which the shelf registration statement was required to be filed; and

(3) keep the shelf registration statement effective until the earliest of (A) the time when the unregistered notes covered by the shelf registration statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (B) two years from the date on which the unregistered notes were issued and (C) the date on which all notes registered thereunder are disposed of in accordance therewith.

We will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resale of the unregistered notes or the exchange notes, as the case may be. A holder selling the unregistered notes or exchange notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations).

We may require each holder requesting to be named as a selling security holder to furnish to us such information regarding the holder and the distribution of the unregistered notes or exchange notes by the holder as we may from time to time reasonably require for the inclusion of the holder in the shelf registration statement, including requiring the holder to properly complete and execute such selling security holder notice and questionnaires, and any amendments or supplements thereto, as we may reasonably deem necessary or appropriate. We may refuse to name any holder as a selling security holder that fails to provide us with such information.

Additional Interest

We will pay additional cash interest on the unregistered notes, subject to certain exceptions,

(1) if we fail to file a registration statement with the SEC on or prior to the 120th day after the date on which the unregistered notes were issued,

(2) if the registration statement is not declared effective by the SEC on or prior to the 240th day after the date on which the unregistered notes were issued or, if obligated to file a shelf registration statement, as described in “—Shelf Registration,” a shelf registration statement is not declared effective by the SEC on or prior to the 240th day after the date on which the unregistered notes were issued,

(3) if the exchange offer is not consummated on or before the 40th day after the registration statement is declared effective,

(4) if obligated to file the shelf registration statement, as described in “—Shelf Registration,” we fail to file the shelf registration statement with the SEC on or prior to the 40th day after the date on which the obligation to file a shelf registration statement arises,

(5) if obligated to file a shelf registration statement, as described in “—Shelf Registration,” the shelf registration statement is not declared effective on or prior to the 40th day after the registration statement was required to be filed, or

(6) after the registration statement or the shelf registration statement, as the case may be, is declared effective, such registration statement or shelf registration statement thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in the preceding clauses (1) through (6), a “registration default”);

from and including the date on which any such registration default shall occur to, but excluding, the date on which all registration defaults have been cured.

The rate of the additional interest will be 0.50% per annum for the first 90-day period immediately following the occurrence of a registration default, and such rate will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum additional interest rate of 1.0% per annum. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the unregistered notes and the exchange notes.

The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement. The exchange notes will not have rights to additional interest as set forth above, upon the consummation of the exchange offer. The above summary of the registration rights agreement is not complete and is subject to, and qualified by reference to, all the provisions of the registration rights agreement. A copy of the registration rights agreement is an exhibit to the registration statement that includes this prospectus.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we are offering to exchange $1,000 principal amount of exchange notes for each $1,000 principal amount of unregistered notes. You may tender some or all of your unregistered notes only in integral multiples of $1,000. As of the date of this prospectus, $250,000,000 aggregate principal amount of the unregistered notes are outstanding.

The terms of the exchange notes to be issued are substantially similar to the unregistered notes, except that the exchange notes will have been registered under the Securities Act and, therefore, the certificates for the exchange notes will not bear legends restricting their transfer. The exchange notes will not have registration rights and will not have rights to additional interest. The exchange notes will be issued under and be entitled to the benefits of the Indenture (as defined in “—Description of the Exchange Notes”).

In connection with the issuance of the unregistered notes, we arranged for the unregistered notes to be issued and transferable in book-entry form through the facilities of DTC, acting as a depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.

There will be no fixed record date for determining the eligible holders of the unregistered notes that are entitled to participate in the exchange offer. We will be deemed to have accepted for exchange validly tendered unregistered notes when and if we have given oral (promptly confirmed in writing) or written notice of acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of unregistered notes for the purpose of receiving exchange notes from us and delivering them to such holders.

If any tendered unregistered notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events described herein, certificates for any such unaccepted unregistered notes will be returned, without expenses, to the tendering holder thereof promptly after the expiration of the exchange offer.

Holders of unregistered notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of unregistered notes for exchange notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. It is important that you read the section “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Any unregistered notes which holders do not tender or which we do not accept in the exchange offer will remain outstanding and continue to accrue interest and will be subject to restrictions on transfer. We will not have any obligation to register such unregistered notes under the Securities Act. Holders wishing to transfer unregistered notes would have to rely on exemptions from the registration requirements of the Securities Act.

Conditions of the Exchange Offer

You must tender your unregistered notes in accordance with the requirements of this prospectus and the letter of transmittal in order to participate in the exchange offer. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange any unregistered notes, and may amend or terminate the exchange offer if:

•	the exchange offer, or the making of any exchange by a holder of unregistered notes, violates applicable law or any applicable interpretation of the staff of the SEC;

•	any action or proceeding shall have been instituted with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; and

•

any laws, rules or regulations or applicable interpretations of the staff of the SEC have been issued or promulgated, which, in our good faith determination, does not permit us to effect the exchange offer.

Expiration Date; Extensions; Amendment; Termination

The exchange offer will expire 5:00 p.m., New York City time, on                     , 2013, unless we, in our sole discretion, extend it. In the case of any extension, we will notify the exchange agent orally (promptly confirmed in writing) or in writing of any extension. We will also notify the registered holders of unregistered notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration of the exchange offer.

To the extent we are legally permitted to do so, we expressly reserve the right, in our sole discretion, to:

•	delay accepting any unregistered note;

•	waive any condition of the exchange offer; and

•	amend the terms of the exchange offer in any manner.

We will give oral or written notice of any non-acceptance of the unregistered notes or of any amendment to the exchange offer to the registered holders of the unregistered notes promptly. If we consider an amendment to the exchange offer to be material, we will promptly inform the registered holders of unregistered notes of such amendment in a reasonable manner.

If we determine, in our reasonable judgment, that any of the events or conditions described in “—Conditions of the Exchange Offer” has occurred, we may terminate the exchange offer. We may:

•	refuse to accept any unregistered notes and return any unregistered notes that have been tendered to the holders;

•

extend the exchange offer and retain all unregistered notes tendered prior to the expiration of the exchange offer, subject to the rights of the holders of tendered unregistered notes to withdraw their tendered unregistered notes; or

•	waive the termination event with respect to the exchange offer and accept all properly tendered unregistered notes that have not been withdrawn.

If any such waiver constitutes a material change in the exchange offer, we will disclose the change by means of a supplement to this prospectus which will be distributed to each registered holder of unregistered notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the unregistered notes, if the exchange offer would otherwise expire during that period.

Any determination by us concerning the events described above will be final and binding upon the parties. Without limiting the manner by which we may choose to make public announcements of any extension, delay in acceptance, amendment or termination of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Interest on the Exchange Notes

The exchange notes will accrue interest from and including October 3, 2012. Interest will be paid on the exchange notes semiannually on April 15 and October 15 of each year, commencing on April 15, 2012. Holders of unregistered notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest accrued from the date of the last interest payment date that was made in respect of the unregistered notes until the date of the issuance of the exchange notes. Consequently, holders of exchange notes will receive the same interest payments that they would have received had they not accepted the exchange offer.

Resale of Exchange Notes

Based upon existing interpretations of the staff of the SEC set forth in several no-action letters issued to third parties unrelated to us, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the unregistered notes may be offered for resale, resold and otherwise transferred by you without complying with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	any exchange notes to be received by you will be acquired in the ordinary course of your business;

•	you are not engaged in, do not intend to engage in and have no arrangements or understandings with any person to participate in, the distribution of the unregistered notes or exchange notes;

•

you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of ours or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our “affiliates” to distribute the exchange notes; and

•	you are not acting on behalf of any person or entity that could not truthfully make these representations.

In addition, if you are a broker-dealer and you will receive exchange notes for your own account in exchange for unregistered notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes.

If you wish to participate in the exchange offer, you will be required to make these representations to us in the letter of transmittal. If our belief is inaccurate and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration under the Securities Act, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

If you are a broker-dealer that receives exchange notes in exchange for unregistered notes held for your own account, as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act. The prospectus, as it may be amended or supplemented from time to time, may be used by any broker-dealers in connection with resales of exchange notes received in exchange for unregistered notes. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with any resale.

Clearing of the Notes

Upon consummation of the exchange offer, the exchange notes will have different CUSIP and ISIN numbers from the unregistered notes.

Procedures for Tendering

The term “holder” with respect to the exchange offer means any person in whose name unregistered notes are registered on our agent’s books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose unregistered notes are held of record by DTC who desires to deliver such unregistered notes by book-entry transfer at DTC.

Except in limited circumstances, only a DTC participant listed on a DTC securities position listing with respect to the unregistered notes may tender its unregistered notes in the exchange offer. To tender unregistered notes in the exchange offer:

•	holders of unregistered notes that are DTC participants may follow the procedures for book-entry transfer as provided for below under “—Book-Entry Transfer” and in the letter of transmittal.

In addition:

•	the exchange agent must receive any corresponding certificate or certificates representing unregistered notes along with the letter of transmittal;

•

the exchange agent must receive, before expiration of the exchange offer, a timely confirmation of book-entry transfer of unregistered notes into the exchange agent’s account at DTC according to standard operating procedures for electronic tenders described below and a properly transmitted agent’s message described below; or

•	the holder must comply with the guaranteed delivery procedures described below.

The tender by a holder of unregistered notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If less than all the unregistered notes held by a holder of unregistered notes are tendered, a tendering holder should fill in the amount of unregistered notes being tendered in the specified box on the letter of transmittal. The entire amount of unregistered notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery of unregistered notes, the letter of transmittal and all other required documents or transmission of an agent’s message, as described under “—Book-Entry Transfer,” to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery prior to the expiration of the exchange offer. No letter of transmittal or unregistered notes should be sent to us but must instead be delivered to the exchange agent. Delivery of documents to DTC in accordance with their procedures will not constitute delivery to the exchange agent.

If you are a beneficial owner of unregistered notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your unregistered notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your unregistered notes, either:

•	make appropriate arrangements to register ownership of the unregistered notes in your name; or

•	obtain a properly completed bond power from the registered holder.

The transfer of record ownership may take considerable time and might not be completed prior to the expiration date.

Signatures on a letter of transmittal or a notice of withdrawal as described in “—Withdrawal of Tenders” below, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the unregistered notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” in the letter of transmittal; or

•	for the account of an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any unregistered notes listed therein, the unregistered notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the unregistered notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the unregistered notes. If the letter of transmittal or any unregistered notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

We will determine in our sole discretion all the questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered unregistered notes. Our determinations will be final and binding. We reserve the absolute right to reject any and all unregistered notes not validly tendered or any unregistered notes the acceptance of which would, in the opinion of our counsel, be unlawful. We reserve the absolute right to waive any irregularities or conditions of tender as to particular unregistered notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of unregistered notes must be cured within such time as we will determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of unregistered notes nor shall any of them incur any liability for failure to give such notification. Tenders of unregistered notes will not be deemed to have been made until such irregularities have been cured or waived. Any unregistered notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holder of such unregistered notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

In addition, we reserve the right in our sole discretion to (a) purchase or make offers for any unregistered notes that remain outstanding subsequent to the expiration date, and (b) to the extent permitted by applicable law, purchase unregistered notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

Book-Entry Transfer

We understand that the exchange agent will make a request promptly after the date of this document to establish an account with respect to the unregistered notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of unregistered notes by causing DTC to transfer such unregistered notes into the exchange agent’s DTC account in accordance with DTC’s Automated Tender Offer Program procedures for such transfer. The exchange for tendered unregistered notes will only be made after a timely confirmation of a book-entry transfer of the unregistered notes into the exchange agent’s account at DTC, and timely receipt by the exchange agent of an agent’s message.

The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC, has received an express acknowledgment from a participant tendering unregistered notes and that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and we may enforce such agreement against the participant. Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the appropriate letter of transmittal and described above are true and correct.

Guaranteed Delivery Procedures

Holders who wish to tender their unregistered notes and (i) whose unregistered notes are not immediately available, or (ii) who cannot deliver their unregistered notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, or if such holder cannot complete DTC’s standard operating procedures for electronic tenders before expiration of the exchange offer, may tender their unregistered notes:

•	if the tender is made through an eligible institution,

•

if before expiration of the exchange offer, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, or a properly transmitted agent’s message in lieu of notice of guaranteed delivery,

•

setting forth the name and address of the holder and the registered number(s), the certificate number or numbers of the unregistered notes tendered and the principal amount of unregistered notes tendered,

•	stating that the tender offer is being made by guaranteed delivery,

•

guaranteeing that, within three (3) business days after expiration of the exchange offer, the letter of transmittal, or facsimile of the letter of transmittal, together with the unregistered notes tendered and any other documents required by the letter of transmittal or, alternatively, a book-entry confirmation will be deposited by the eligible institution with the exchange agent, and

•

if the exchange agent receives the properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered unregistered notes in proper form for transfer and all other documents required by the letter of transmittal or, alternatively, a book-entry confirmation, within three (3) business days after expiration of the exchange offer.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their unregistered notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided herein, tenders of unregistered notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on                     , 2013, the expiration date of the exchange offer.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile transmission or letter, of withdrawal at the address set forth below under “Exchange Agent”; or

•	for DTC participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC.

Any notice of withdrawal must:

•	specify the name of the person who tendered the unregistered notes to be withdrawn;

•	identify the unregistered notes to be withdrawn, including the certificate number or numbers and principal amount of the unregistered notes to be withdrawn;

•	be signed by the person who tendered the unregistered notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

•	specify the name in which the unregistered notes are to be re-registered, if different from that of the withdrawing holder.

If unregistered notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn unregistered notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices, and our determination shall be final and binding on all parties. Any unregistered notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect thereto unless the unregistered notes so withdrawn are validly re-tendered. Any unregistered notes which have been tendered but which are not accepted for exchange will be returned to the holder without cost to such holder as soon as practicable after withdrawal. Properly withdrawn unregistered notes may be re-tendered by following the procedures described above under “Procedures for Tendering” at any time prior to the expiration date.

Consequences of Failure to Exchange

If you do not tender your unregistered notes to be exchanged in this exchange offer, they will remain “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act.

Accordingly, they:

•	may be resold only if (i) registered pursuant to the Securities Act, (ii) an exemption from registration is available or (iii) neither registration nor an exemption is required by law; and

•	shall continue to bear a legend restricting transfer in the absence of registration or an exemption therefrom.

As a result of the restrictions on transfer and the availability of the exchange notes, the unregistered notes are likely to be much less liquid than before the exchange offer.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange of the unregistered notes. Questions and requests for assistance relating to the exchange of the unregistered notes should be directed to the exchange agent addressed as follows:

By Facsimile: (804) 771-7941	By Registered or Certified Mail: U.S. Bank Global Corporate Trust Services Two James Center 1021 E. Cary Street, 18th floor Mail Station: EX-VA-URIT Richmond, VA 23219-4000	By Hand/Overnight Delivery: U.S. Bank Global Corporate Trust Services Two James Center 1021 E. Cary Street, 18th floor Mail Station: EX-VA-URIT Richmond, VA 23219-4000

Confirm by Telephone: (804) 771-7933	Attn: Patricia Welling	Attn: Patricia Welling

Fees and Expenses

We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph or telephone.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its related reasonable out-of-pocket expenses and accounting and legal fees. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the unregistered notes and in handling or forwarding tenders for exchange.

We will pay all transfer taxes, if any, applicable to the exchange of unregistered notes pursuant to the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing exchange notes or unregistered notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of unregistered notes tendered;

•	tendered unregistered notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of unregistered notes under the exchange offer.

If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

DESCRIPTION OF THE EXCHANGE NOTES

The unregistered notes were, and the exchange notes will be, issued under an Indenture (the “Indenture”), dated as of October 3, 2012 among P. H. Glatfelter Company, the Subsidiary Guarantors and U.S. Bank National Association, as Trustee. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

Certain terms used in this description are defined under the subheading “—Certain Definitions.” In this description, the words “Company,” “we” and “our” refer only to P. H. Glatfelter Company and not to any of its subsidiaries.

The following description is only a summary of the material provisions of the Indenture. We urge you to read the Indenture because it, not this description, define your rights as holders of these notes. You may request copies of the Indenture at our address set forth under the heading “Where you can find additional information.”

Brief Description of the Notes

These notes:

•	are unsecured senior obligations of the Company;

•	are senior in right of payment to any future Subordinated Obligations of the Company;

•	are pari passu with all existing and future Senior Indebtedness of the Company; and

•	are guaranteed by each Subsidiary Guarantor.

Principal, Maturity and Interest

The Company will issue the exchange notes with a maximum initial aggregate principal amount of $250.0 million. The Company will issue the exchange notes in minimum denominations of $2,000 and any greater integral multiple of $1,000. The exchange notes will mature on October 15, 2020. Subject to our compliance with the covenant described under the subheading “—Certain Covenants—Limitation on Indebtedness,” we are permitted to issue an unlimited additional aggregate principal amount of exchange notes from time to time under the Indenture (the “Additional Notes”). The notes and the Additional Notes, if any, are treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. The Additional Notes, however, may not be fungible with the notes for U.S. federal income tax purposes, even if they are treated as part of the same class as the notes for non-tax purposes. Any Additional Notes that are not fungible with the notes for U.S. federal income tax purposes will have a separate CUSIP number. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the Exchange Notes,” references to the notes include any Additional Notes actually issued.

Interest on these notes accrues at the rate of 5.375% per annum and is payable semiannually in arrears on April 15 and October 15, commencing on April 15, 2013. We will make each interest payment to the holders of record of these notes on the immediately preceding April 1 and October 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

Interest on the notes accrues from the date of original issuance. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

Except as set forth below, we are not entitled to redeem the notes at our option.

On and after October 15, 2016, we will be entitled at our option to redeem from time to time all or a portion of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

Year	Redemption price
2016	102.688%
2017	101.344%
2018 and thereafter	100.000%

Prior to October 15, 2016, we are entitled at our option to redeem, from time to time, all or a portion of the notes at a redemption price equal to 100% of the principal amount of the notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

In addition, at any time and from time to time prior to October 15, 2015, we are entitled at our option on one or more occasions to redeem the notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 105.375%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds from one or more Equity Offerings; provided, however, that at least 65% of such aggregate principal amount of notes originally issued (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than the notes held, directly or indirectly, by the Company or its Subsidiaries); provided further, however, that each such redemption occurs within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each Holder of notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Selection and Notice of Redemption

If we are redeeming less than all the notes at any time, the Trustee will select notes on a pro rata basis to the extent practicable.

We will redeem notes of $2,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address; provided, however, that notices of redemption may be mailed more than 60 days prior to a redemption date if issued in connection with the satisfaction and discharge of the Indenture as described under “—Satisfaction and Discharge” or the defeasance of the notes as described under “—Defeasance.”

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof to be redeemed. We will issue a new note in a principal amount equal to the unredeemed portion of the original note in the name of the holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase notes as described under the captions “—Change of Control” and “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.” We may at any time and from time to time purchase notes in the open market or otherwise.

Guarantees

The Subsidiary Guarantors jointly and severally guarantee, on a senior unsecured basis, our obligations under the notes. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk factors—Risks Relating to the Notes and the Offering—Federal and state statutes allow courts, under specific circumstances, to void guarantees, which may require note holders to return payments received from our subsidiary guarantors.”

Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

If a Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guarantee could be reduced to zero. See “Risk factors—Risks Relating to the Notes and the Offering—Federal and state statutes allow courts, under specific circumstances, to void guarantees, which may require note holders to return payments received from our subsidiary guarantors.”

Pursuant to the Indenture, (A) a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under “—Certain Covenants—Merger and Consolidation” and (B) the Capital Stock of a Subsidiary Guarantor may be sold or otherwise disposed of to another Person to the extent described below under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”; provided, however, that in the case of the consolidation, merger or transfer of all or substantially all the assets of such Subsidiary Guarantor, if such other Person is not the Company or a Subsidiary Guarantor, such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee must be expressly assumed by such other Person, except that such assumption will not be required in the case of:

(1) the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary; or

(2) the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

in each case other than to the Company or an Affiliate of the Company and as permitted by the Indenture, provided that the Company complies with its obligations under the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” in respect of such disposition. Upon any sale or disposition described in clause (1) or (2) immediately above, the obligor on the related Subsidiary Guarantee will be released from its obligations thereunder.

The Subsidiary Guarantee of a Subsidiary Guarantor also will be released:

(1) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary or an Excluded Subsidiary;

(2) in connection with any sale or other disposition of all or a majority of the Capital Stock of a Subsidiary Guarantor to a Person that is not the Company or (either before or after giving effect to such transaction) an Affiliate of the Company, if the sale of such Capital Stock of the Subsidiary Guarantor complies with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”;

(3) if we exercise our legal defeasance option or our covenant defeasance option as described under “—Defeasance” or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture; and

(4) pursuant to the covenant suspension described below under “—Certain Covenants.”

In certain circumstances, we will be able to designate one or more of our Subsidiaries as an Excluded Subsidiary or an Unrestricted Subsidiary. Our Excluded Subsidiaries and Unrestricted Subsidiaries will not Guarantee the notes. Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture.

Ranking

Senior Indebtedness Versus Notes

The indebtedness evidenced by the notes and the Subsidiary Guarantees is unsecured and ranks pari passu in right of payment to the Senior Indebtedness of the Company and the Subsidiary Guarantors, as the case may be. The notes are guaranteed by the Subsidiary Guarantors.

As of September 30, 2012, after giving effect to the issuance of the unregistered notes, the repurchase and redemption of our 7 1/8% Senior Notes due 2016 and the repayment of amounts outstanding under our credit facility:

(1) the Company’s Senior Indebtedness would have been approximately $250.0 million; and

(2) there was no Senior Indebtedness of our Restricted Subsidiaries (all of which, other than any Excluded Subsidiaries, are Subsidiary Guarantors of the notes) excluding Senior Indebtedness of the Company under its Credit Agreement guaranteed by one or more Domestic Restricted Subsidiaries.

The notes are unsecured obligations of the Company. Secured debt of the Company and all other secured obligations of the Company in effect from time to time will be effectively senior to the notes to the extent of the value of the assets securing such debt or other obligations.

Liabilities of Subsidiaries Versus Notes

A portion of our operations are conducted through our subsidiaries. Some of our subsidiaries are not Guaranteeing the notes, and, as described above under “—Guarantees,” Subsidiary Guarantees may be released under certain circumstances. In addition, our future subsidiaries may not be required to Guarantee the notes. Claims of creditors of such non-guarantor subsidiaries, including trade creditors and creditors holding indebtedness or Guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders of such non-guarantor subsidiaries, generally will have priority with respect to the assets and earnings of such non-guarantor subsidiaries over the claims of our creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of our non-guarantor subsidiaries.

Our non-guarantor subsidiaries had aggregate consolidated liabilities, excluding liabilities owing to the Company or any Subsidiary Guarantor, as of September 30, 2012, of $133.8 million and revenue for the nine-month period ended September 30, 2012 of $515.9 million. Although the Indenture limits the incurrence of Indebtedness and preferred stock by certain of our subsidiaries, such limitations are subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See “—Certain Covenants—Limitation on Indebtedness.”

Change of Control

Upon the occurrence of any of the following events (each a “Change of Control”), unless the Company has exercised its right to redeem all of the outstanding notes as described under “—Optional Redemption,” each Holder shall have the right to require that the Company repurchase such Holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(3) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction, following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction, and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the notes and a Subsidiary of the transferor of such assets.

Within 30 days following any Change of Control, we will mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Change of Control;

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its notes purchased.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Indebtedness,” “—Limitation on Liens” and “—Limitation on Sale/Leaseback Transactions.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly-leveraged transaction.

Our Credit Agreement contains, and indebtedness that we may incur in the future may contain, prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to repurchase their notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

In the event a Change of Control occurs at a time when we are prohibited by our indebtedness from purchasing notes, we may seek the consent of the applicable creditors to the purchase of notes or may attempt to refinance the indebtedness that contains such prohibition. If we do not obtain such a consent or repay such indebtedness, we will remain prohibited from purchasing notes. In such case, our failure to offer to purchase notes would constitute a Default under the Indenture, which would, in turn, constitute a default under our other indebtedness.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require the Company to make an offer to repurchase the notes as described above.

Under clause (2) of the definition of Change of Control, a Change of Control will occur when a majority of the Company’s Board of Directors are not those individuals who, on the Issue Date, constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved). In a recent decision in connection with a proxy contest, the Delaware Court of Chancery held that the occurrence of a change of control under a similar indenture provision may nevertheless be avoided if the existing directors were to approve the slate of new director nominees (who would constitute a majority of the new board) as “continuing directors,” provided the incumbent directors give their approval in the good faith exercise of their fiduciary duties owed to the corporation and its stockholders. Therefore, in certain circumstances involving a significant change in the composition of the Company’s Board of Directors, including in connection with a proxy contest where the Company’s Board of Directors does not endorse a dissident slate of directors but approves them as “continuing directors,” holders of the notes may not be entitled to require the Company to make a Change of Control Offer.

The provisions under the Indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Certain Covenants

The Indenture contains covenants including, among others, those summarized below. Following the first day (the “Suspension Date”) that:

(1) the notes have an Investment Grade Rating from both of the Rating Agencies, and

(2) no Default has occurred and is continuing under the Indenture,

the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized below under:

(1) “—Limitation on Indebtedness,”

(2) “—Limitation on Restricted Payments,”

(3) “—Limitation on Restrictions on Distributions from Restricted Subsidiaries,”

(4) “—Limitation on Sales of Assets and Subsidiary Stock,”

(5) clause (3) under “—Limitation on Sale/Leaseback Transactions,”

(6) clauses (a) (2) and (a) (3) of the first paragraph under “—Merger and Consolidation,”

(7) “—Limitation on Affiliate Transactions” and

(8) “—Future Subsidiary Guarantors”

(collectively, the “Suspended Covenants”). In addition, the Subsidiary Guarantees of the Subsidiary Guarantors will also be suspended as of the Suspension Date. In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events and the Subsidiary Guarantees will be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period.

On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to paragraph (a) of “—Limitation on Indebtedness” or one of the clauses set forth in paragraph (b) of “—Limitation on Indebtedness” (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to paragraph (a) or (b) of “—Limitation on Indebtedness,” such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4) of paragraph (b) of “—Limitation of Indebtedness.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenant described under “—Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under paragraph (a) of “—Limitation on Restricted Payments” and the items specified in subclauses (3) (A) through (3) (D) of paragraph (a) of “—Limitation on Restricted Payments” will increase the amount available to be made under paragraph (a) thereof.

Limitation on Indebtedness

(a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and any Restricted Subsidiary will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.00 to 1.00; provided further, however, that the aggregate amount of such Indebtedness that may be Incurred by Restricted Subsidiaries that are not Subsidiary Guarantors at any one time outstanding may not exceed $25.0 million.

(b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

(1) Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant to any Credit Facilities; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (i) $450 million, (ii) the Borrowing Base and (iii) EBITDA (with such pro forma adjustments to EBITDA as would be required under the definition of “Consolidated Coverage Ratio” in performing a calculation thereof) during the Four-Quarter Period ending on or prior to the date of determination multiplied by two; provided further, however, that Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to subclause (iii) or this proviso may also be Incurred pursuant to this clause (1);

(2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee;

(3) the unregistered notes and the exchange notes (other than any Additional Notes);

(4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

(5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary became a Restricted Subsidiary or was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Restricted Subsidiary or was acquired by the Company); provided, however, that on the date such Subsidiary became a Restricted Subsidiary or was acquired by the Company and after giving pro forma effect thereto, the Company would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant;

(6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or (5) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Restricted Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary;

(7) Hedging Obligations incurred in the ordinary course of business with a bona fide intention to limit interest rate risk, exchange rate risk or commodity price risk;

(8) Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance bonds, bid bonds, appeal bonds and surety bonds or other similar bonds or obligations, and any Guarantees or letters of credit functioning as or supporting any of the foregoing;

(9) Indebtedness arising from any agreement providing for indemnities, Guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) Incurred by any Person in connection with the acquisition or disposition of assets;

(10) Indebtedness of Foreign Subsidiaries for purposes of financing working capital;

(11) Indebtedness represented by Capital Lease Obligations, Attributable Debt, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price, cost of construction or improvement or carrying cost of assets used in the business of the Company and its Restricted Subsidiaries and related financing costs, and Refinancing Indebtedness Incurred to Refinance any Indebtedness Incurred pursuant to this clause (11), in an aggregate principal amount at any one time outstanding not to exceed $30.0 million;

(12) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(13) the Guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be Incurred by another provision of this covenant;

(14) Indebtedness consisting of (i) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness to the extent such Indebtedness is in the form of additional Indebtedness with the same terms and (ii) the payment of dividends on Preferred Stock (including Disqualified Stock) in the form of additional shares of the same class of Preferred Stock (including Disqualified Stock); provided, however, in each such case, that the amount thereof is included in the calculation of the Consolidated Interest Expense of the Company as accrued;

(15) Indebtedness to the extent the proceeds thereof are used to purchase notes pursuant to a Change of Control Offer or to defease or discharge notes in accordance with the terms of the Indenture;

(16) Indebtedness arising under Cash Management Services;

(17) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations in supply agreements, in each case in the ordinary course of business;

(18) Indebtedness representing the obligation to make payments with respect to the cancellation or repurchase of Capital Stock of officers, employees or directors (or their estates) of the Company or any of its Subsidiaries pursuant to the terms of employment, severance or termination agreements, benefit plans or similar documents;

(19) the disposition of accounts receivable in connection with receivables factoring arrangements in the ordinary course of business;

(20) unsecured Indebtedness in respect of obligations of the Company or any of its Restricted Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, however, that such obligations are Incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the Incurrence of the related obligations) in the ordinary course of business;

(21) Indebtedness representing deferred compensation to employees of the Company or any of its Restricted Subsidiaries Incurred in the ordinary course of business; and

(22) Indebtedness of the Company or of any Subsidiary Guarantor in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (21) above or paragraph (a)), does not exceed the greater of (i) $50 million and (ii) 5% of Consolidated Net Tangible Assets, as determined as of the most recent practical date (as adjusted for any significant dispositions of assets since such date).

(c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor will incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the notes or the applicable Subsidiary Guarantee to at least the same extent as such Subordinated Obligations.

(d) For purposes of determining compliance with this covenant:

(1) any Indebtedness outstanding under the Credit Agreement on the Issue Date will be treated as Incurred on the Issue Date under clause (1) of paragraph (b) above;

(2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses;

(3) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; and

(4) the Company may, at any time, change the classification of an item of Indebtedness or any portion thereof (except for Indebtedness Incurred under clause (1) of paragraph (b) above) to any other clause of paragraph (b) above or to paragraph (a) above; provided, however, that the Company or the applicable Restricted Subsidiary, as the case may be, would be permitted to Incur such item of Indebtedness or portion thereof pursuant to such other clause or paragraph (a), as the case may be, at time of such reclassification.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this covenant will not be deemed to be exceeded with respect to any Indebtedness solely as a result of fluctuations in exchange rates or currency values.

In determining the amount of Indebtedness outstanding at any time, guarantees of, or Obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of the amount of Indebtedness will not be considered as additional Indebtedness.

Limitation on Restricted Payments

(a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1) a Default shall have occurred and be continuing (or would result therefrom);

(2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness”; or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum (the “Restricted Payments Basket”) of (without duplication):

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurred to the end of the most recent fiscal quarter for which internal financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B) 100% of the aggregate Net Cash Proceeds, or the fair market value of property other than cash, received by the Company from the issuance or sale of its Qualified Capital Stock subsequent to the Issue Date and 100% of any cash, or the fair market value of property other than cash, received as a capital contribution by the Company from its shareholders subsequent to the Issue Date; plus

(C) the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Qualified Capital Stock of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(D) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from cash dividends, repayments of loans or advances, other transfers of assets, repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary subsequent to the Issue Date, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) made subsequent to the Issue Date (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b) The preceding provisions will not prohibit:

(1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Capital Stock of the Company or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3) (B) of paragraph (a) above;

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness”; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(3) the payment of any dividend, distribution or redemption of any Capital Stock or Subordinated Obligation within 60 days after the date of declaration thereof or call for redemption if, at such date of declaration or call for redemption, such payment or redemption was permitted by the provisions of paragraph (a) of this covenant (the declaration of such payment will be deemed a Restricted Payment under paragraph (a) of this covenant as of the date of declaration and the payment itself will be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under paragraph (a) of this covenant); provided, however, that such dividend, distribution or redemption shall be included in the calculation of the amount of Restricted Payments;

(4) so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancellation of Indebtedness) shall not exceed $2.5 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the succeeding calendar year subject to a maximum payment of $5.0 million in any calendar year); provided further, however, that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Company and the Restricted Subsidiaries after the Issue Date not already applied to make repurchases pursuant to this clause (4); provided further, however, that such purchases, redemptions and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

(5) the declaration and payments of dividends on Disqualified Stock issued pursuant to the covenant described under “—Limitation on Indebtedness”; provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(6) the repurchase of Capital Stock deemed to occur upon the exercise of stock options or stock appreciation rights or the lapsing of restrictions on restricted stock, to the extent such Capital Stock represents a portion of the exercise price of those stock options or stock appreciation rights or the withholding taxes payable in connection with such stock options, stock appreciation rights or restricted stock; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(8) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (x) from Net Available Cash to the extent permitted by the covenant described under the caption “—Limitation on Sales of Assets and Subsidiary Stock” or (y) following the occurrence of a Change of Control, but only if the Company shall have complied with the covenant described under “—Change of Control” and purchased all notes tendered pursuant to the offer to repurchase all the notes required thereby, prior to purchasing or repaying such Subordinated Obligations; provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments;

(9) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under clause (2) of paragraph (b) of the covenant described under “—Limitation on Indebtedness”; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(10) the repurchase, redemption or other acquisition of Disqualified Stock of the Company or any of its Restricted Subsidiaries in exchange for or out of the proceeds of a substantially concurrent offering of Disqualified Stock of the Company provided, however, that such repurchase, redemption or other acquisition shall be excluded in the calculation of the amount of Restricted Payments;

(11) the payment of ordinary quarterly dividends on the common stock of the Company; provided, however, the aggregate amount of such dividends in any calendar year shall not exceed $20.0 million; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(12) any Restricted Payment if, at the time of the making of such Restricted Payment, and after giving pro forma effect thereto (including the incurrence of any Indebtedness to finance such payment), the Total Leverage Ratio is less than 2.50 to 1.00; provided, however, that at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such Restricted Payment shall be included in the calculation of the amount of Restricted Payments; and

(13) Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (13), does not exceed $75.0 million; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

For purposes of determining compliance with this “Restricted payments” covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment in any manner that complies with this covenant.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

(1) with respect to clauses (a), (b) and (c),

(A) agreements governing Indebtedness existing on the Issue Date, including Indebtedness under the Credit Agreement, as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided, however, that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such encumbrances and other restrictions than those contained in those agreements on the Issue Date;

(B) any encumbrance or restriction contained in the terms of any Indebtedness Incurred pursuant to the covenant described under “—Limitation on Indebtedness” if (i) either (x) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement or (y) the Company determines in good faith at the time any such Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the notes and any other Indebtedness that is an obligation of the Company and (ii) the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings or agreements (as determined by the Company in good faith);

(C) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(D) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) of this covenant or contained in any amendment to an agreement referred to in clause (1) of this covenant; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not materially less favorable to the Holders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(E) with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness, or any agreement pursuant to which such Indebtedness was Incurred;

(F) Liens permitted to be incurred under the provisions of the covenant described under “—Limitation on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(G) encumbrances or restrictions contained in agreements entered into in connection with Hedging Obligations permitted from time to time under the Indenture;

(H) restrictions on cash or other deposits or net worth requirements imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(I) existing under, by reason of or with respect to applicable law, rule, regulation or order;

(J) any encumbrance or restriction pursuant to the Indenture, the notes, the Subsidiary Guarantees and the exchange notes;

(K) customary non-assignment provisions in leases and licenses entered into in the ordinary course of business;

(L) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(M) restrictions imposed in connection with a financing transaction involving a sale or other disposition of accounts receivable and related assets (including in connection with a securitization or similar financing) or in connection with a financing involving a subsidiary trust or similar financing vehicle that is permitted by the covenant described under the caption “—Limitation on Indebtedness,” provided, however, that such restrictions do not materially adversely affect the Company’s ability to pay interest and principal on the notes when due;

(N) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or imposed by governmental agencies or authorities;

(O) encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to Indebtedness and that do not materially detract from the value of the property or assets of the Company and its Restricted Subsidiaries;

(P) with respect to any Person or the property or assets of a Person acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition; and

(Q) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

(2) with respect to clause (c) only,

(A) any encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(B) any encumbrance or restriction contained in credit agreements, security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such credit agreements, security agreements or mortgages; and

(C) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale.

Limitation on Sales of Assets and Subsidiary Stock

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Company, of the shares and assets subject to such Asset Disposition; and

(2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of (A) cash or cash equivalents or (B) Additional Assets.

For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

(i) the assumption or discharge of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

(ii) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, to the extent of cash received in that conversion; and

(iii) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of $25.0 million and 2.5% of the Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b) Within 365 days after the Company’s or any Restricted Subsidiary’s receipt of the Net Available Cash of any Asset Disposition (the “Asset Disposition Proceeds Application Period”), the Company or such Restricted Subsidiary, at its option, may apply the Net Available Cash from such Asset Disposition:

(1) to permanently repay:

(w) Indebtedness under any Credit Facility to the extent such Indebtedness was incurred under clause (b) (1) of the covenant described under “—Limitation on Indebtedness”, and to correspondingly reduce any outstanding commitments with respect thereto;

(x) any Senior Secured Indebtedness of the Company or a Guarantor, and to correspondingly reduce any outstanding commitments with respect thereto;

(y) the notes or any other Senior Indebtedness of the Company or any Subsidiary Guarantor, (and, in the case of other Senior Indebtedness, to correspondingly reduce any outstanding commitments with respect thereto, if applicable); provided, however, that if the Company or any Restricted Subsidiary shall so repay any such other Senior Indebtedness, the Company will equally and ratably reduce Indebtedness under the notes by, at its option, (A) redeeming notes as described under “—Optional Redemption,” (B) making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their notes at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, thereon or (C) purchasing notes through open market purchases, at a price equal to or higher than 100% of the principal amount thereof, plus accrued but unpaid interest, if any, thereon, in a manner that complies with the Indenture and applicable securities law; or

(z) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary; or

(2) to an Investment in (a) any one or more businesses; provided, however, that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures, (c) acquisitions of other property or assets, in the case of each of (a), (b) and (c), either (i) used in a Related Business or (ii) that replace the businesses, properties and assets that are the subject of such Asset Disposition; provided, however, that a binding commitment to make such an Investment shall be treated as a permitted application of the Net Available Cash pursuant to this clause (2) from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment (an “Acceptable Commitment”) and such Net Available Cash is ultimately applied to make such Investment and, in the event any Acceptable Commitment (including any Subsequent Acceptable Commitment) is later canceled or terminated for any reason before such Net Available Cash is so applied, the Company or such Restricted Subsidiary enters into another Acceptable Commitment to make such an Investment by the later of (x) the date that is six months following the date of such cancellation or termination or (y) the last day of the applicable Asset Disposition Proceeds Application Period (such commitment, a “Subsequent Acceptable Commitment”) and such Net Available Cash is ultimately applied to make such Investment; or

(3) any combination of the foregoing.

(c) To the extent of the balance of any Net Available Cash not applied as permitted by paragraph (b) above (any such Net Available Cash, whether from one or more Asset Dispositions, “Excess Proceeds”), the Company shall, on or prior to the expiration of the Asset Disposition Proceeds Application Period, make an offer to all Holders of the notes, and, if required by the terms of any Indebtedness that is pari passu with the notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Disposition Offer”), to purchase the maximum principal amount of notes and such Pari Passu Indebtedness, in denominations of $2,000 initial principal amount and multiples of $1,000 thereafter, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, or, in the case of Pari Passu Indebtedness sold at a discount, the amount of the accreted value thereof at such time, plus in each case accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture; provided, however, that the Company shall not be required to make an Asset Disposition Offer if the aggregate Excess Proceeds from all Asset Dispositions that have not been offered to Holders of the notes through an Asset Disposition Offer is less than $25.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of any Asset Disposition Offer, Net Available Cash will be deemed to be reduced by the aggregate amount of such Asset Disposition Offer. In the event that the Company or a Restricted Subsidiary prepays any pari passu Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Disposition Offer, the Company or such Restricted Subsidiary shall cause the related loan commitment to be reduced in an amount equal to the principal amount so prepaid.

(d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

Limitation on Affiliate Transactions

(a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company involving aggregate payments in excess of $2.5 million (an “Affiliate Transaction”) unless:

(1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2) if such Affiliate Transaction involves an amount in excess of $15.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

(3) if such Affiliate Transaction involves an amount in excess of $40.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b) The provisions of the preceding paragraph (a) will not prohibit:

(1) any Permitted Investment or other Restricted Payment permitted to be made pursuant to the Indenture;

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

(3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time;

(4) the payment of fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

(5) any transaction between or among the Company and a Restricted Subsidiary or between and among Restricted Subsidiaries or any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

(7) directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation, retirement, disability, severance or employee benefit arrangements and incentive arrangements with, and loans and advances to, any officer, director or employee in the ordinary course of business;

(8) transactions in connection with a financing transaction involving a sale or other disposition of accounts receivable and related assets (including in connection with a securitization or similar financing) or in connection with a financing involving a subsidiary trust or similar financing vehicle that is permitted by the covenant described above under the caption “—Limitation on Indebtedness”;

(9) pledges of Capital Stock of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries; and

(10) any agreement as in effect on the Issue Date and described in the Offering Memorandum or any renewals or extensions of any such agreement (so long as such renewals or extensions are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the notes shall be secured equally and ratably with (or prior to) the Indebtedness so secured for so long as such Indebtedness is so secured; provided, however, that the Company and the Restricted Subsidiaries will be entitled to Incur other Liens to secure Indebtedness as long as the amount of outstanding Indebtedness secured by Liens pursuant to this proviso (including any Attributable Debt) does not exceed at the time of such incurrence 15% of Consolidated Net Tangible Assets) (and any such Liens Incurred pursuant to this proviso may be permitted to exist).

Any Lien created for the benefit of the Holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Limitation on Sale/Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(1) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under “—Limitation on Indebtedness” and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the notes pursuant to the covenant described under “—Limitation on Liens”;

(2) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors) of such property; and

(3) the Company applies the proceeds of such transaction in compliance with the covenant described under “—Limitation on Sale of Assets and Subsidiary Stock.”

Merger and Consolidation

(a) The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture;

(2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction, the Successor Company would either (a) be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness” or (b) have a Consolidated Coverage Ratio that is no worse than the Consolidated Coverage Ratio without giving effect to such transaction; and

(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

provided, however, that clauses (2) and (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company is distributed to any Person) or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the notes.

(b) Subject to the fourth and fifth paragraphs under “Guarantees,” the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1) except in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in both cases, if in connection therewith the Company (A) complies with its obligations under the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock” in respect of such disposition, (B) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and (C) such Person shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee; and

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing.

Future Subsidiary Guarantors

If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary (other than an Excluded Subsidiary) after the Issue Date, then that newly acquired or created Domestic Restricted Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the Trustee as promptly as possible after the end of the fiscal quarter in which it was acquired or created.

SEC Reports

Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (subject to the next sentence) and provide the Trustee and Noteholders with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports. If at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods required unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company will post the reports specified in the preceding sentence on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries and (i) the aggregate amount of total assets of such Unrestricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, would represent 5% or more of the aggregate amount of total assets of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the latest quarterly financial statements or (ii) the aggregate EBITDA of such Unrestricted Subsidiaries would represent 5% or more of the aggregate EBITDA of the Company and the Restricted Subsidiaries as of the latest quarterly financial statements, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

Defaults

Each of the following is an Event of Default:

(1) a default in the payment of interest on the notes when due, continued for 30 days;

(2) a default in the payment of principal of any note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3) the failure by the Company to comply with its obligations in paragraph (a) of the covenant described above under “—Certain Covenants—Merger and Consolidation”;

(4) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

(5) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million (the “cross acceleration provision”);

(6) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the “bankruptcy provisions”);

(7) any judgment or decree for the payment of money in excess of $25.0 million (net of amounts which are covered by insurance contracts with solvent reputable insurance carriers but only if the insurer has not disputed coverage) is entered against the Company, a Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed (the “judgment default provision”); or

(8) a Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of the Indenture or such Subsidiary Guarantee) or a Subsidiary Guarantor which is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.

However, a default under clause (4) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice. If an Event of Default under clause (5) above shall have occurred, such Event of Default and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders if within 20 days after such Event of Default arose (a) the Indebtedness that is the basis for such Event of Default has been discharged, (b) in the case of the acceleration of such Indebtedness, the holders of such Indebtedness have rescinded or waived the acceleration giving rise to such Event of Default or (c) if the default that is the basis for such Event of Default has been cured.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a note may pursue any remedy with respect to the Indenture or the notes unless:

(1) such holder has previously given the Trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy;

(3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a note or that would involve the Trustee in personal liability.

If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interest of the holders of the notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange for the notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note affected thereby, an amendment or waiver may not, among other things:

(1) reduce the amount of notes whose holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any note;

(3) reduce the principal of or change the Stated Maturity of any note;

(4) reduce the amount payable upon the redemption of any note or change the time at which any note may be redeemed as described under “—Optional redemption” above (except for changes to any notice provisions for any redemptions which may be amended with the consent of the Holders of a majority of the principal amount of notes then outstanding);

(5) make any note payable in money other than that stated in the note;

(6) impair the right of any holder of the notes to receive payment of principal of and interest on such holder’s notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder’s notes;

(7) make any change in, the amendment provisions which require each holder’s consent or in the waiver provisions;

(8) make any change in the ranking of right of payment of any note that would adversely affect the Noteholders; or

(9) other than in accordance with the Indenture, make any change in or release any Subsidiary Guarantee that would adversely affect the Noteholders.

Notwithstanding the preceding, without the consent of any holder of the notes, the Company, the Subsidiary Guarantors and Trustee may amend the Indenture:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for the assumption by a successor corporation of the obligations of the Company, or any Subsidiary Guarantor under the Indenture;

(3) to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

(4) to add Guarantees with respect to the notes, including any Subsidiary Guarantees, or to secure the notes;

(5) to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the holders of the notes or to surrender any right or power conferred upon the Company or a Subsidiary Guarantor;

(6) to make any change that does not adversely affect the rights of any holder of the notes;

(7) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(8) to make any amendment to the provisions of the Indenture relating to the transfer and legending of notes; provided, however, that (a) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer notes;

(9) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture;

(10) to release a Guarantor from its Subsidiary Guarantee pursuant to the terms of the Indenture when permitted or required pursuant to the terms of the Indenture; or

(11) to conform the text of the Indenture, the notes or the Subsidiary Guarantees to any provision of the “Description of Notes” contained in the Offering Memorandum to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the notes or the Subsidiary Guarantees.

The consent of the holders of the notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, we are required to mail to holders of the notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

Neither the Company nor any Affiliate of the Company may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Transfer

The notes will be issued in registered form and will be transferable only upon the surrender of the notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Satisfaction and Discharge

When we (1) deliver to the Trustee all outstanding notes for cancellation or (2) all outstanding notes have become due and payable or will become due and payable within one year, whether at maturity or on a redemption date as a result of the mailing of notice of redemption, and, in the case of clause (2), we irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding notes, including interest thereon to maturity or such redemption date, and if in either case we pay all other sums payable under the Indenture by us, then the Indenture shall, subject to certain exceptions, cease to be of further effect.

Defeasance

At any time, we may terminate all our obligations under the notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes.

In addition, at any time we may terminate our obligations under “—Change of Control” and under the covenants described under “—Certain Covenants” (other than the covenant described under “—Merger and Consolidation”), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiary Guarantors and Significant Subsidiaries and the judgment default provision described under “—Defaults” above and the limitations contained in clause (3) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (5) or (6) (with respect only to Significant Subsidiaries and Subsidiary Guarantors) under “—Defaults” above or because of the failure of the Company to comply with clause (3) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above. If we exercise our legal defeasance option or our covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

Concerning the Trustee

U.S. Bank National Association is the Trustee under the Indenture. We have appointed U.S. Bank National Association as Registrar and Paying Agent with regard to the notes.

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the notes, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Additional Assets” means:

(1) any property, plant or equipment used in a Related Business;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, in connection with any optional redemption of any note, the greater of (1) 1.0% of the principal amount of such note and (2) the excess, if any, of (A) the aggregate present value as of the date of such redemption of the redemption price of such note on October 15, 2016 (as set forth in the table in the second paragraph under “—Optional Redemption”) and the amount of interest (exclusive of interest accrued to the redemption date) that would have been payable in respect of such note through October 15, 2016 if such redemption had not been made, determined by discounting, on a semiannual basis (assuming a 360-day year comprised of twelve 30-day months), such redemption price and interest at the Treasury Rate (determined on the Business Day preceding the date of such redemption) plus 0.5%, from the respective dates on which such redemption price and interest would have been payable if such redemption had not been made, over (B) the principal amount of the note being redeemed.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, or

(3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary;

provided, however, that the following shall not constitute an Asset Disposition:

(A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(B) for purposes of the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” only, a disposition of all or substantially all the assets of the Company in accordance with the covenant described under “—Certain Covenants—Merger and Consolidation”;

(C) for purposes of the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” only, a Restricted Payment or Permitted Investment that is permitted by the Indenture;

(D) a disposition of assets with a fair market value of less than $5.0 million;

(E) a disposition of cash or Temporary Cash Investments;

(F) dispositions (including without limitation surrenders and waivers) of accounts receivable or other contract rights in connection with the compromise, settlement or collection thereof;

(G) any sale or disposition of any property or equipment that has become damaged, worn out or obsolete or pursuant to a program for the maintenance or upgrading of such property or equipment;

(H) the sale, lease, assignment, sublease or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(I) a sale or other disposition of accounts receivable and related assets in connection with a financing transaction involving such assets (including in connection with a securitization or similar financing);

(J) for purposes of the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” only, any Asset Swap;

(K) any loans or other transfers of equipment to customers of the Company or any Restricted Subsidiary in the ordinary course of business for use with the products or services of the Company or any Restricted Subsidiary;

(L) the sale or issuance of a minimal amount of Capital Stock in a Foreign Subsidiary to a foreign national to the extent required by local law;

(M) the discount or forgiveness of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(N) licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business and consistent with past practice;

(O) the sale, transfer or other disposition of Hedging Obligations incurred pursuant to the covenant described above under the caption “—Certain Covenants—Limitation on Indebtedness”;

(P) sales of assets received by the Company or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

(Q) any “fee in lieu” or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee;

(R) any disposition arising from foreclosure, condemnation or similar action by a government body with respect to any property or other assets or any exercise of termination rights under any lease, license, concession or other similar agreement;

(S) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(T) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien); and

(U) any disposition of assets that constitutes a Change of Control to the extent the Company has complied with the provisions under “Change of Control.”

“Asset Swap” means an exchange by the Company or any Restricted Subsidiary of property or assets for property or assets of another Person; provided, however, that (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such exchange at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Company’s Board of Directors), and (ii) at least 75% of the consideration received in such exchange constitutes assets or other property of a kind usable by the Company and its Restricted Subsidiaries in a Related Business; provided further, however, that any cash and cash equivalents received by the Company or any of its Restricted Subsidiaries in connection with such an exchange shall constitute Net Available Cash subject to the provisions under “Certain covenants—Limitation on Sales of Assets and Subsidiary Stock.”

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2) the sum of all such payments.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

“Borrowing Base” means, as of the fiscal quarter most recently ended, an amount equal to:

(1) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries on a consolidated basis, plus

(2) 75% of the book value of the inventory of the Company and its Restricted Subsidiaries on a consolidated basis,

in each case on a pro forma basis giving effect to (x) any property or assets of the type described above acquired or disposed of since the end of such fiscal quarter and (y) any property or assets of the type described above being acquired or disposed of in connection with the transaction giving rise to a calculation of the Borrowing Base.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under “—Certain Covenants—Limitation on Liens,” a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit, debit or purchase card services, electronic funds transfer and other similar cash management arrangements.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Agreement” means any commodity forward contract, commodities futures contract, commodity swaps, commodity option or other similar agreement or arrangement.

“Consolidated Amortization Expense” for any period means the amortization expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including amortization expense with respect to discontinued operations.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (a) EBITDA during the most recent four consecutive full fiscal quarters for which internal financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio (the “Transaction Date”) to (b) Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, EBITDA and Consolidated Interest Expense shall be calculated on a pro forma basis for the period as follows:

(1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such Four-Quarter Period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds therefrom as if such Indebtedness had been Incurred on the first day of such period;

(2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such Four-Quarter Period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

(5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of EBITDA, income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation. If cost savings and other operating expense reductions and improvements have been realized with respect to an acquisition or disposition of assets being given pro forma effect or are reasonably expected to be realized within 12 months following such acquisition or disposition, such savings, reductions and improvements may be included in the pro forma calculations; provided, however, that any such pro forma adjustments made pursuant to this sentence shall be set forth in a certificate signed by the Chief Financial Officer of the Company and delivered to the Trustee.

“Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:

(1) all intercompany items between the Company and any Restricted Subsidiary; and

(2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including depreciation expense with respect to discontinued operations.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Company and the Restricted Subsidiaries or any penalty or interest related thereto, determined on a consolidated basis in accordance with GAAP and including provision for taxes with respect to discontinued operations.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication:

(1) imputed interest on Capital Lease Obligations and Attributable Debt;

(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings;

(3) the net costs associated with Hedging Obligations related to interest rates;

(4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses (other than debt issuance costs and other financing fees and expenses incurred in connection with the Transactions);

(5) the interest portion of any deferred payment obligations;

(6) non-cash interest expense;

(7) capitalized interest;

(8) all dividend payments on any series of Disqualified Stock of the Company or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Stock or any Preferred Stock held by the Company or a Wholly Owned Subsidiary or to the extent paid in Qualified Capital Stock);

(9) all interest payable with respect to discontinued operations; and

(10) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary.

“Consolidated Net Income” for any period means the net income (or loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded from such net income (or loss) to the extent otherwise included therein, without duplication, but net of the GAAP tax effects, if any, of the following:

(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Company and the Restricted Subsidiaries has an ownership interest (including any Person whose results are consolidated with the Company or any Restricted Subsidiary that is not a Subsidiary of the Company), except to the extent that cash in an amount equal to any such income has actually been received by the Company or any of its Restricted Subsidiaries during such period;

(2) the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary;

(3) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period (other than such restrictions that have been waived or otherwise released), except that the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(4) solely for the purposes of calculating the Restricted Payments Basket, in the case of a successor to the Company by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(5) any gain (or loss) realized by the Company or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Disposition (without regard to the dollar limitation in the definition thereof) by the Company or any Restricted Subsidiary;

(6) gains and losses due solely to fluctuations in currency;

(7) unrealized gains and losses with respect to Hedging Obligations;

(8) the cumulative effect of any change in accounting principles;

(9) non-cash compensation charges recorded from grants of stock options, restricted stock, stock appreciation rights and other equity equivalents to officers, directors and employees;

(10) non-cash pension income and non-cash pension expenses;

(11) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness;

(12) any expenses with respect to liability or casualty events or business interruption to the extent covered by insurance with third-party carriers and (i) actually reimbursed to the Company or any Restricted Subsidiary or (ii) with respect to which an Officer has reasonably determined in good faith that there exists reasonable evidence that such amount will in fact be reimbursed to the Company or any Restricted Subsidiary by the insurer; provided, however, that in the case of this clause (ii), any such expenses that have been excluded from Consolidated Net Income in accordance with the foregoing shall reduce Consolidated Net Income in any later period in which (x) the claim in respect thereof is denied by the applicable insurer in writing or (y) 270 days from the date of the claim for insurance have elapsed without collection of such insurance payments;

(13) litigation and investigation settlement costs and related expenses, realized by the Company or any Restricted Subsidiary; and

(14) any extraordinary, unusual or nonrecurring gain, charge, expense or loss, including (a) restructuring charges, reserves or other related expenses, (b) fees, expenses or charges relating to facility shutdowns and discontinued operations, (c) acquisition integration costs, (d) severance or other employee termination or relocation costs, expenses or charges and (e) all transaction costs and expenses incurred by the Company and its Restricted Subsidiaries in connection with any capital markets transaction (including the issuance of the notes and the Exchange Notes), any issuance of Qualified Capital Stock, any merger or acquisition transaction, any Asset Disposition or any incurrence of Indebtedness, in each case, whether or not such transaction is ultimately consummated.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (a) (3) (D) (i) under “—Limitation on Restricted Payments” or decreased the amount of Investments outstanding pursuant to clause (7) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Consolidated Net Tangible Assets” as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

(1) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

(2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;

(3) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(4) treasury stock;

(5) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(6) Investments in and assets of Unrestricted Subsidiaries;

provided, however, that Consolidated Net Tangible Assets shall be calculated on a pro forma basis giving effect to any applicable transactions since the most recent balance sheet date for which internal financial statements are available, including the transaction giving rise to the calculation of this definition.

“Credit Agreement” means the Amended and Restated Credit Agreement dated as of November 21, 2011 entered into by and among the Company, certain of its Subsidiaries, the lenders from time to time party thereto, PNC Bank, National Association, as Administrative Agent, and PNC Capital Markets LLC, J.P. Morgan Securities LLC and RBS Citizens, N.A., as joint lead arrangers and joint bookrunners, together with the related documents thereto (including the revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented, refunded, replaced, refinanced or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time by one or more credit facilities, and any agreement (and related document) entered into in substitution for any credit agreement, in which case, the credit agreement or similar agreement together with all other documents and instruments related thereto shall constitute the “Credit Agreement,” whether with the same or any other agent, lender or group of lenders.

“Credit Facilities” means one or more debt facilities (including the Credit Agreement (and any hedging arrangements with the lenders thereunder or Affiliates of such lenders, secured by the collateral securing the Company’s Obligations under the Credit Agreement, if any)), commercial paper facilities, fiscal agency agreements or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuance of notes, bonds, debentures or other evidences of Indebtedness, in each case as amended, extended, renewed, restated, supplemented, refunded, replaced, refinanced or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time by one or more of such facilities or forms of Indebtedness.

“Currency Agreement” means in any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate executed by the principal financial officer and any of the other executive officers of the Company or such Restricted Subsidiary at the time of such Asset Disposition. Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been sold for cash or Temporary Cash Investments.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the 91st day after the Stated Maturity of the notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the 91st day after the Stated Maturity of the notes shall not constitute Disqualified Stock if:

(i) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the notes and described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and “—Change of Control”; and

(ii) any such requirement only becomes operative after compliance with such terms applicable to the notes, including the purchase of any notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” for any period means, without duplication, the sum of the amounts for such period of:

(1) Consolidated Net Income; plus

(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary, pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders,

(A) Consolidated Income Tax Expense,

(B) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(C) Consolidated Depreciation Expense,

(D) Consolidated Interest Expense and all other costs and expenses arising from or related to the issuance of the notes to the extent such other costs and expenses were deducted in computing Consolidated Net Income, and

(E) all other non-cash items, charges, debits, expenses or losses reducing the Consolidated Net Income (excluding any non-cash items that results in an accrual of a reserve for cash charges in any future period) in each case for such period and determined on a consolidated basis in accordance with GAAP; minus

(3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period (other than the accrual of revenue and other non-cash items to the extent they represent a reversal of an accrual of a cash reserve for anticipated changes made in any prior period or which will result in the receipt of cash in a future period).

“Equity Offering” means any public or private sale after the Issue Date of common stock of the Company, other than (1) public offerings with respect to the Company’s common stock registered on Form S-4 or S-8 or (2) any sale to any Subsidiary of the Company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the notes, in compliance with the terms of the Registration Rights Agreement.

“Excluded Subsidiaries” means (i) any Domestic Restricted Subsidiary that is not a Wholly Owned Subsidiary, (ii) any Foreign Subsidiary and (iii) any other Domestic Restricted Subsidiary designated by the Company as a Domestic Restricted Subsidiary that will not be a Subsidiary Guarantor; provided, however, that in no event will the Excluded Subsidiaries that are Domestic Restricted Subsidiaries, either individually or collectively, hold more than 5.0% of the consolidated assets of the Company and its Domestic Restricted Subsidiaries as of the end of the most recent fiscal quarter or account for more than 5.0% of the consolidated revenue of the Company and its Domestic Restricted Subsidiaries during the most recent four-quarter period (in each case determined as of the most recent fiscal quarter for which the Company has internal financial statements available); provided further, however, that any Restricted Subsidiary that guarantees other Indebtedness of the Company or any Subsidiary Guarantor may not become or continue to be an Excluded Subsidiary. In the event any Subsidiaries previously treated as Excluded Subsidiaries, either individually or collectively, cease to meet the requirements of the previous sentence, the Company will promptly cause one or more of such Subsidiaries to become Subsidiary Guarantors so that the requirements of the previous sentence are complied with.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States as in effect as of the Issue Date, including those set forth in:

(1) the Financial Accounting Standards Board’s FASB Accounting Standards Codification; and

(2) the rules and regulations of the SEC with respect to generally accepted accounting principles, including those governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC, except, with respect to any reports or financial information required to be delivered pursuant to the covenant described under the caption “—Certain Covenants—SEC Reports,” which shall be prepared in accordance with GAAP as in effect on the date thereof.

Further, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries but does not include any Unrestricted Subsidiary.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee Agreement” means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the notes on the terms provided for in the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” or “Noteholder” means the Person in whose name a note is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with “—Certain Covenants—Limitation on Indebtedness”:

(1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

(3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of property (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

(6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured; and

(8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

“Initial Purchasers” means J.P. Morgan Securities LLC, HSBC Securities (USA) Inc., PNC Capital Markets LLC and RBS Securities Inc.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or the equivalent) by Standard and Poor’s, or an equivalent rating by any other Rating Agency.

“Issue Date” means the date on which the unregistered notes were originally issued.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

(4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

(5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Offering Memorandum” means the offering memorandum dated September 21, 2012, pursuant to which the unregistered notes were offered to investors.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Investment” means any Investment in, or constituting:

(1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(2) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

(3) cash and Temporary Cash Investments;

(4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

(7) stock, obligations, securities or other similar instruments or Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8) any Person to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” or (B) a disposition of assets not constituting an Asset Disposition;

(9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under the covenant described under “—Certain Covenants—Limitation on Indebtedness”;

(12) any Person to the extent such Investment existed on the Issue Date (or pursuant to a binding commitment existing on the Issue Date), and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date;

(13) Permitted Joint Ventures, when taken together with all other Investments made pursuant to this clause (13), do not exceed $50.0 million;

(14) obligations of one or more officers, directors or employees of the Company or any of its Restricted Subsidiaries in connection with such individual’s acquisition of shares of Capital Stock of the Company (and refinancings of the principal thereof and accrued interest thereon) so long as no net cash or other assets of the Company and its Restricted Subsidiaries are paid by the Company or any of its Restricted Subsidiaries to such individuals in connection with the acquisition of any such obligations;

(15) Investments deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not made in contemplation of the acquisition of such Person and only to the extent that the aggregate fair market value of such Investments does not exceed 25% of the fair market value of the total consideration paid to acquire such Person;

(16) Investments made within 90 days after the date of the commitment to make the Investment, that when such commitment was made would have complied with the terms of the Indenture;

(17) Guarantees Incurred in accordance with the covenant described above under the caption “—Certain Covenants—Limitation on Indebtedness”;

(18) Investments in prepaid expenses, negotiable instruments held for collection or deposit and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(19) Investments by any qualified or nonqualified benefit plan established by the Company or its Restricted Subsidiaries made in accordance with the terms of such plan, or any Investments made by the Company or any Restricted Subsidiary in connection with the funding thereof; and

(20) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (20) and outstanding on the date such Investment is made, do not exceed the greater of (i) $50.0 million and (ii) 5.0% of Consolidated Net Tangible Assets.

“Permitted Joint Venture” means any joint venture in which the Company or any Subsidiary thereof holds an equity interest and that is engaged in a Related Business.

“Permitted Liens” means, with respect to any Person:

(1) Liens Incurred by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(3) Liens for taxes, assessments or governmental charges not yet delinquent or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5) (x) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person, (y) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (z) any condemnation or eminent domain proceedings affecting any real property;

(6) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(7) Liens to secure Indebtedness Incurred pursuant to the provisions described in clause (b) (1) under “—Certain Covenants—Limitation on Indebtedness” (including, during any Suspension Period, Indebtedness of the type and in the amounts specified under such clause);

(8) Liens existing on the Issue Date;

(9) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(11) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under the Indenture;

(12) Liens to secure Indebtedness permitted under the provisions described in clauses (b) (11), (16) and (19) under “—Certain Covenants—Limitation on Indebtedness” (including, during any Suspension Period, Indebtedness of the type and in the amounts specified under such clause); provided, however, such Liens are limited to the assets that are the subject of such Indebtedness and the proceeds thereof;

(13) judgment Liens not giving rise to an Event of Default, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(14) leases or subleases granted to others in the ordinary course of business not interfering with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

(15) bankers’ Liens with respect to the right of set-off arising in the ordinary course of business against amounts maintained in bank accounts or certificates of deposit in the name of the Company or any Restricted Subsidiary;

(16) any Lien consisting of a right of first refusal or option to purchase an ownership interest in any Restricted Subsidiary or to purchase assets of the Company or any Restricted Subsidiary, which right of first refusal or option is entered into in the ordinary course of business;

(17) licenses and sublicenses of intellectual property granted to third parties in the ordinary course of business;

(18) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s Obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19) Liens securing Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor; provided, however, that any such Lien covers only the assets of such Restricted Subsidiary;

(20) Liens securing Indebtedness of Foreign Subsidiaries; provided, however, that any such Lien covers only the assets of such Foreign Subsidiaries;

(21) Liens in favor of the Company or any Subsidiary Guarantor;

(22) any Lien granted to the Trustee pursuant to the terms of the Indenture and any similar type of Lien granted to the trustees under indentures for other debt securities of the Company; and

(23) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (1) through (22); provided, however, that:

(A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the applicable clause at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

“Qualified Capital Stock” of a Person means Capital Stock of such Person other than Disqualified Capital Stock; provided, however, that such Capital Stock shall not be deemed Qualified Capital Stock to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Capital Stock refers to Qualified Capital Stock of the Company.

“Rating Agencies” means Moody’s and S&P or, if Moody’s or S&P or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Board of Directors, which shall be substituted for Moody’s or S&P or both, as the case may be.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1) such Refinancing Indebtedness has a Stated Maturity no earlier than either (i) the Stated Maturity of the Indebtedness being Refinanced or (ii) the 91st day after the Stated Maturity of the notes;

(2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(4) if the Indebtedness being Refinanced is subordinated in right of payment to the notes, such Refinancing Indebtedness is subordinated in right of payment to the notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company or a Subsidiary Guarantor or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means the Registration Rights Agreement to be dated as of the Issue Date among the Company, the Subsidiary Guarantors and J.P. Morgan Securities LLC, on behalf of itself and as representative of the Initial Purchasers.

“Related Business” means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.

“Restricted Payment” with respect to any Person means:

(1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary), including in connection with any merger or consolidation;

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4) the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the notes or the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(i) any obligation of such Person to the Company or any Subsidiary of the Company;

(ii) any liability for federal, state, local or other taxes owed or owing by such Person;

(iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(iv) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(v) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

“Senior Secured Indebtedness” of a Person means any Senior Indebtedness of such Person secured by a Lien on any assets of such Person or any of its Subsidiaries.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or

(3) one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes the Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the notes pursuant to the terms of the Indenture.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the notes.

“Temporary Cash Investments” means any of the following:

(1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to Standard and Poor’s;

(5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s; and

(6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) consolidated Indebtedness of the Company and the Restricted Subsidiaries at such date to (b) EBITDA for the Four-Quarter Period ending on or prior to such date, with such Indebtedness and EBITDA determined on a pro forma basis in the same manner as would be required under the definition of “Consolidated Coverage Ratio” and after giving effect to the transaction giving rise to the need to calculate the Total Leverage Ratio.

“Transactions” means the offering and sale of the notes as described in the Offering Memorandum, the related tender offer for the Company’s outstanding 7 1/8% Senior Notes due 2016 and the repayment of all amounts outstanding under the Company’s revolving credit facility due November 2016.

“Treasury Rate” means, at any date of determination, the yield to maturity as of such date (as compiled by and published in the most recent Federal Reserve Statistical Release H. 15(519), which has become publicly available at least two Business Days prior to the date of the redemption notice for which such computation is being made (or if such Statistical Release is no longer published, as reported in any publicly available source of similar market data)), of United States Treasury securities with a constant maturity most nearly equal to the period from the relevant redemption date to October 15, 2016; provided, however, that, if such period is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if such period is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means U.S. Bank National Association until a successor replaces it and, thereafter, means the successor.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax consequences of an exchange of unregistered notes for exchange notes pursuant to this exchange offer. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations, all as of the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address all of the tax considerations that may be relevant to a particular holder in light of the holder’s circumstances, or to certain categories of holders that may be subject to special rules. This summary does not consider any tax consequences arising under U.S. alternative minimum tax law, U.S. federal gift and estate tax law or under the laws of any foreign, state, local or other jurisdiction. Each holder should consult its own independent tax advisor regarding its particular situation and the federal, state, local and foreign tax consequences of exchanging the unregistered notes for exchange notes and purchasing, holding and disposing of the exchange notes, including the consequences of any proposed change in applicable laws.

The exchange of unregistered notes for exchange notes in the exchange offer will not constitute a taxable event for U.S. federal income tax purposes. Consequently, for such purposes a holder will not recognize gain upon receipt of an exchange note in exchange for unregistered notes in the exchange offer, the holder’s adjusted tax basis in the exchange note received in the exchange offer will be the same as its adjusted tax basis in the corresponding unregistered note immediately before the exchange, and the holder’s holding period in the exchange note will include its holding period in the unregistered note.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for unregistered notes where such unregistered notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until 180 days after the date of this prospectus, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the date of this prospectus, we will promptly send additional copies of this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the notes offered hereby will be passed upon for us by Shearman &  Sterling LLP, New York, New York and Ballard Spahr LLP, Philadelphia, Pennsylvania.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of P. H. Glatfelter Company and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. In addition, you can inspect and copy our reports, proxy statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

Our subsidiary guarantors do not file separate financial statements with the SEC and do not independently publish their financial statements. Instead, our subsidiary guarantors’ financial condition, results of operations and cash flows are consolidated into our financial statements. Condensed consolidating financial information illustrating our subsidiary guarantors’ financial condition, results of operations and cash flows, on a combined basis, is disclosed in the notes to our consolidated financial statements.

The SEC allows us to incorporate by reference into this document the information we filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information incorporated later.

We incorporate by reference the documents listed below, except that we are not incorporating any information included in a current report on Form 8-K that has been furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished current report on Form 8-K or other furnished document.

1.	Our current reports on Form 8-K, filed January 20, 2012, May 9, 2012, May 29, 2012, September 24, 2012, October 3, 2012, and October 19, 2012;

2.	Our quarterly report on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012;

3.	Our annual report on Form 10-K for the fiscal year ended December 31, 2011.

Our filings with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our Internet website is located at www.glatfelter.com. The contents of the website are not incorporated by reference into this prospectus. You also may request a copy of these filings, at no cost, by contacting us at: P. H. Glatfelter Company, 96 South George Street, Suite 520, York, Pennsylvania 17401 (telephone number (717) 225-4711), Attention: Investor Relations.

We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 prior to the termination of the offering made hereby.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus and information incorporated by reference into this prospectus, is accurate only as of the date of the documents containing the information. Our business, financial condition, results of operation and prospects may have changed since that date.

Any request for documents should be made by                     , 2013 to ensure timely delivery of the documents prior to the expiration of the exchange offer.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988, as amended, or the PBCL, permits, and in some cases requires, the indemnification of officers, directors and employees of the Company. Section 3.1 of our bylaws provides that we shall indemnify any director or officer of the Company who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including actions or suits by or in the right of the Company, its shareholders or otherwise, by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by law, including, without limitation, against expenses (including legal fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such proceedings unless the act or failure to act giving rise to the claim is finally determined by a court to have constituted willful misconduct or recklessness. Section 3.1 also provides that, if an authorized representative is not entitled to indemnification for a portion of liabilities to which he or she may be subject, the Company will indemnify the person to the maximum extent permitted for the remaining portion of the liabilities.

Section 3.2 of our bylaws provides that we will pay the expenses (including attorneys’ fees and disbursements) actually and reasonably incurred in defending a proceeding on behalf of any officer or director entitled to indemnification in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such officer or director is not entitled to be indemnified by us as authorized. The financial ability of such officer or director to make such repayment shall not be prerequisite to the making of an advance.

As permitted by Section 1713 of the PBCL, Section 2.11 of our bylaws eliminates the personal liability of our directors for monetary damages for any action taken, or any failure to take any action, except where a director has breached or failed to perform the duties of his or her office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. However, pursuant to Section 1713 of the PBCL, this provision of our bylaws does not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to local, Pennsylvania or Federal law.

We have insurance coverage for losses by past, present or future directors or officers of Glatfelter arising from claims against that person for any wrongful act (subject to certain exceptions) in his or her capacity as a director or officer of Glatfelter. The policy also provides for reimbursement to Glatfelter for indemnification given by Glatfelter, pursuant to common or statutory law or its articles of incorporation or bylaws to any such person arising from any such claim.

Item 21.	Exhibits

(a) Exhibits

See the index to exhibits that appears immediately following the signature pages to this registration statement.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on November 16, 2012.

P. H. GLATFELTER COMPANY

By:	/s/ Dante C. Parrini
Name: Dante C. Parrini Title: Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each individual whose signature appears below constitutes and appoints John P. Jacunski and David C. Elder, and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Dante C. Parrini Dante C. Parrini	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 16, 2012

/s/ John P. Jacunski John P. Jacunski	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 16, 2012

/s/ David C. Elder David C. Elder	Vice President, Finance (Principal Accounting Officer)	November 16, 2012

/s/ Kathleen A. Dahlberg Kathleen A. Dahlberg	Director	November 16, 2012

/s/ Nicholas DeBenedictis Nicholas DeBenedictis	Director	November 16, 2012

/s/ Kevin M. Fogarty Kevin M. Fogarty	Director	November 16, 2012

/s/ J. Robert Hall J. Robert Hall	Director	November 16, 2012

Signature	Title	Date

/s/ Richard C. Ill Richard C. Ill	Director	November 16, 2012

Ronald J. Naples	Director

Richard L. Smoot	Director

/s/ Lee C. Stewart Lee C. Stewart	Director	November 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on November 16, 2012.

PHG TEA LEAVES, INC.

By:	/s/ George B. Amoss, Jr.
Name: George B. Amoss, Jr. Title: President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints John P. Jacunski and David C. Elder, and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ George B. Amoss, Jr. George B. Amoss, Jr.	President and Director (Principal Executive Officer)	November 16, 2012

/s/ Donald R. Gross Donald R. Gross	Treasurer and Director (Principal Financial Officer, Principal Accounting Officer)	November 16, 2012

/s/ R. Scott Corcoran R. Scott Corcoran	Vice President and Director	November 16, 2012

/s/ Linda M. Levans Linda M. Levans	Secretary and Director	November 16, 2012

/s/ Nina A. Corey Nina A. Corey	Assistant Secretary and Director	November 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on November 16, 2012.

THE GLATFELTER PULP WOOD COMPANY

By:	/s/ Thomas V. Bosley
Name: Thomas V. Bosley Title: Chairman of the Board, President and General Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints John P. Jacunski and David C. Elder, and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Thomas V. Bosley Thomas V. Bosley	Chairman of the Board, President and General Manager (Principal Executive Officer)	November 16, 2012

/s/ George B. Amoss, Jr. George B. Amoss, Jr.	Treasurer and Director (Principal Financial Officer, Principal Accounting Officer)	November 16, 2012

/s/ Timothy R. Hess Timothy R. Hess	Director	November 16, 2012

/s/ Debabrata Mukherjee Debabrata Mukherjee	Director	November 16, 2012

/s/ Amy R. Wannemacher Amy R. Wannemacher	Director	November 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on November 16, 2012.

MOLLANVICK, INC.

By:	/s/ George B. Amoss, Jr.
Name: George B. Amoss, Jr. Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statements has been signed by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints John P. Jacunski and David C. Elder, and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ George H. Amoss, Jr. George H. Amoss, Jr.	President and Director (Principal Executive Officer)	November 16, 2012

/s/ Donald R. Gross Donald R. Gross	Vice President, Treasurer and Director (Principal Financial Officer, Principal Accounting Officer)	November 16, 2012

/s/ Nina A. Corey Nina A. Corey	Assistant Secretary and Director	November 16, 2012

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on November 16, 2012.

GLATFELTER HOLDINGS, LLC

By:	/s/ Thomas V. Bosley
Name: Thomas V. Bosley Title: President and General Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statements has been signed by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints John P. Jacunski and David C. Elder, and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Thomas V. Bosley Thomas V. Bosley	President and General Manager (Principal Executive Officer)	November 16, 2012

/s/ Donald R. Gross Donald R. Gross	Treasurer and Manager (Principal Financial Officer, Principal Accounting Officer)	November 16, 2012

/s/ Linda M. Levans Linda M. Levans	Secretary and Manager	November 16, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

2.1	Share Purchase Agreement, dated January 4, 2010, among Brookfield Special Situations Management Limited, P. H. Glatfelter Company and Glatfelter Canada, Inc., (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request) (incorporated by reference to Exhibit 2(a) to the Company’s Form 10-K for the year ended December 31, 2009).

2.2	Amendment to the Share Purchase Agreement, dated February 12, 2010 (incorporated by reference to Exhibit 2(a) to the Company’s Form 10-K for the year ended December 31, 2009).

4.1	Indenture, dated as of October 3, 2012, by and among P. H. Glatfelter Company, the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on October 3, 2012).

4.2	Second Supplemental Indenture, dated as of October 3, 2012, to the Indenture dated as of April 28, 2006, as amended, by and among P. H. Glatfelter Company, the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by the Company on October 3, 2012).

5.1	Opinion of Shearman & Sterling LLP as to the validity of the securities being offered.*

5.2	Opinion of Ballard Spahr LLP as to the validity of the securities being offered.*

10.1	Registration Rights Agreement, dated as of October 3, 2010, by and among P. H. Glatfelter Company, the Guarantors named therein and J.P. Morgan Securities LLC, as representative of the initial purchasers listed therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on October 3, 2012).

12.1	Computation of Ratio of Earnings to Fixed Charges.*

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).*

23.3	Consent of Ballard Spahr LLP (included in Exhibit 5.2).*

24.1	Power of Attorney of P. H. Glatfelter Company (included on signature page).*

25.1	Statement of eligibility of trustee on Form T-1 for the 5.375% Notes due 2020.*

99.1	Form of Letter of Transmittal*

99.2	Form of Notice of Guaranteed Delivery*

99.3	Form of Letter to Clients*

99.4	Form of Letter to Registered Holders*

99.5	Form of Letter from Beneficial Owner*

*	Filed herewith.